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Subject to Completion. Dated February   , 2002.

Preliminary Prospectus Supplement to Prospectus dated February    , 2002.

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

12,000,000 Units

      % Adjustable Conversion-Rate Equity Security Units

      This is an offering of Adjustable Conversion-Rate Equity Security Units of Ameren Corporation.

      Each equity security unit has a stated amount of $25 and will initially consist of (a) a contract pursuant to which you agree to purchase, for $25, shares of common stock of Ameren on                , 2005 and (b) a senior note with a principal amount of $25. The senior note will initially be held as a component of your unit and be pledged to secure your obligation to purchase our common stock under the related purchase contract.

      We will make quarterly contract adjustment payments to you under the purchase contract at the annual rate of    % of the stated amount of $25 per purchase contract. In addition, you will receive quarterly interest payments on the senior note at the initial annual rate of    %. We have the right to defer the contract adjustment payments but not the interest payments on the senior note, as described in this prospectus supplement. The interest rate on the senior note will be reset, and the senior note remarketed, as described in this prospectus supplement. The senior notes are unsecured and rank equally with all of our other unsecured senior indebtedness. The units will be sold initially by the underwriters in a minimum number of 40 units.

      On February 15, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $42.00 per share.

      We intend to apply to list the normal units on the New York Stock Exchange.

      Under a separate prospectus supplement, we are concurrently offering up to 5,750,000 shares of our common stock. This offering of the equity security units and the common stock offering are not contingent upon each other.

      See "Risk Factors" beginning on page S-17 to read about certain factors you should consider before buying units.

      Neither the Securities and Exchange Commission nor any other federal or state regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Initial public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Ameren	$	$

      The initial public offering price set forth above does not include accumulated contract adjustment payments and accrued interest, if any. Contract adjustment payments on the purchase contracts and interest on the senior notes will accrue from the date of original issuance of the units, expected to be                  , 2002.

      To the extent that the underwriters sell more than 12,000,000 units, within 13 days from the date of this prospectus supplement, the underwriters have the option to purchase up to an additional 1,800,000 units from us at the initial public offering price less the underwriting discount.

      The underwriters expect to deliver the units in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on                     , 2002.

Goldman, Sachs & Co.

          Lehman Brothers

                    Banc of America Securities LLC

JPMorgan

Prospectus Supplement dated                    , 2002.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that you should consider before investing in the equity security units. You should read the entire prospectus supplement, including the accompanying prospectus and the documents incorporated by reference, which are described under "Where You Can Find More Information" in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included in the accompanying prospectus under "Forward-Looking Statements."

Ameren Corporation

        Ameren is a public utility holding company registered under the Public Utility Holding Company Act of 1935 and headquartered in St. Louis, Missouri. Ameren has operating subsidiaries principally engaged in the generation, transmission and sale of electric energy and the purchase, transmission and sale of natural gas. Ameren's principal operating subsidiaries are:

  •
  Union Electric Company, or AmerenUE, which is the largest electric utility in Missouri and supplies electric service to about 1.2 million customers and natural gas service to approximately 125,000 customers in a 24,500 square mile territory in Illinois and Missouri, including the greater St. Louis area;

  •
  Central Illinois Public Service Company, or AmerenCIPS, which supplies electric service to about 325,000 customers and natural gas service to about 175,000 customers in an approximately 20,000 square mile territory in Central and Southern Illinois; and

  •
  AmerenEnergy Generating Company, which operates the non-regulated electric generation business of Ameren, and commenced operations on May 1, 2000 when AmerenCIPS transferred to AmerenEnergy Generating all of its net electric generating assets at net book value.

        Through AmerenUE and AmerenEnergy Generating, Ameren owns generation plants with capacity of approximately 12,775 megawatts, making it the holder of the largest market share of installed generating capacity within the Mid-American Interconnected Network, one of the ten regional electric reliability councils in the U.S. Approximately 70% of Ameren's generating capacity is owned by AmerenUE and is therefore regulated by the states of Missouri and Illinois; the remaining 30% is owned by AmerenEnergy Generating. The majority of AmerenEnergy Generating's capacity is committed to AmerenCIPS to meet its native load requirements through a purchase-power agreement expiring in December 2004. Ameren's generating plants run on a diverse mix of fuels including coal, nuclear, gas and hydro.

        Since 1998, Ameren's earnings per share have grown at a compound annual growth rate of approximately 6.5%. Management believes that Ameren benefits from a diverse customer base and a strategic Midwest location, which enhances its ability to purchase and market power. Ameren continues to focus on cost management and providing safe and reliable customer service. Ameren's current electric base rates are below the national average for utilities.

        Management believes that Ameren benefits from a sophisticated marketing and trading business that is designed to optimize Ameren's generating assets while limiting overall risk to Ameren. Management also believes that its marketing and trading business is governed by conservative risk management policies.

        Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

        In this prospectus supplement, "Ameren," "we," "us" and "our" refer to Ameren Corporation and, unless the context otherwise indicates, do not include our subsidiaries.

Recent Development

        In January 2002, the Missouri Public Service Commission, or Missouri PSC, issued an order in response to the Missouri PSC Staff's excess earnings complaint, which had been filed in July 2001 upon the expiration of AmerenUE's alternative regulation plan. In its original complaint, the Staff proposed a $213 to $250 million annual reduction in AmerenUE's electric revenues and utilized a test year of July 2, 1999 to June 30, 2000. In its order, the Missouri PSC established the test year to be July 1, 2000 through June 30, 2001, with updates permitted through September 30, 2001. In addition, the Missouri PSC set a revised procedural schedule in the matter. Under the new schedule, the Staff will file direct testimony on March 1, 2002. Similar to its original recommendation in July 2001, the Staff may propose a significant reduction in AmerenUE's annual electric revenues. AmerenUE is scheduled to file rebuttal testimony on May 10, 2002 and hearings are scheduled to begin in July 2002. The Missouri PSC is not bound by any of the parties' recommendations. Any rate reduction ultimately determined by the Missouri PSC would be retroactive to April 1, 2002, regardless of when a decision is issued, which may not occur until the fourth quarter of 2002. For additional information, please see "Risk Factors".

Concurrent Offering

        In addition to the equity security units offered by this prospectus supplement, we are concurrently offering up to 5,750,000 shares of our common stock by a separate prospectus supplement. This offering of the equity security units and the common stock offering are not contingent upon each other.

The Offering

What are the equity security units?

        Each equity security unit, which we refer to as a "unit," will initially consist of and represent:

  (1)
  a purchase contract pursuant to which:

  •
  you will agree to purchase, and we will agree to sell, for $25, shares of our common stock on                , 2005 (the "stock purchase date"), the number of which will be determined based on the average trading price of our common stock for a period preceding that date, calculated in the manner described below; and

  •
  we will pay you contract adjustment payments on a quarterly basis at the annual rate of    % of the stated amount of $25 as specified below; and

  (2)
  a senior note due            , 2007, with a principal amount of $25, on which we will pay interest quarterly at the initial annual rate of      % until a successful remarketing of the senior notes and at the reset rate (as described below) thereafter.

        The senior notes that are a component of the units will be owned by you, but will initially be pledged to the collateral agent for our benefit to secure your obligations under the purchase contract. We refer in this prospectus supplement to the purchase contracts, together with the pledged senior notes or, after a successful remarketing or a tax event redemption described below, the specified pledged treasury securities, as "normal units."

        Each holder of normal units may elect at any time on or before the second business day prior to the stock purchase date (subject to certain exceptions) to withdraw the pledged senior notes or, after the remarketing described below, the treasury securities underlying the normal units, thereby creating "stripped units." To create stripped units, the holder must substitute, as pledged securities, specifically identified treasury securities that will pay $25 (the amount due under the purchase contract) on the stock purchase date, and the pledged senior notes or treasury securities will be released from the pledge and delivered to the holder. Holders of stripped units may recreate normal units by re-substituting the senior notes or, after a successful remarketing or a tax event redemption described below, applicable treasury securities for the treasury securities underlying the stripped units.

        If the senior notes are successfully remarketed or a tax event redemption occurs, in each case as described in this prospectus supplement, the applicable ownership interest in the treasury securities will replace the senior note as a component of each unit and will be pledged to the collateral agent for our benefit to secure your obligations under the purchase contract.

What are the purchase contracts?

        The purchase contract underlying a unit obligates you to purchase, and us to sell, for $25, on the stock purchase date, a number of newly issued shares of our common stock equal to the settlement rate described below. The settlement rate will be based on the average trading price of our common stock for a period preceding that date, calculated in the manner described below.

What payments will be made to holders of the units and the senior notes?

        If you hold normal units, we will pay you quarterly contract adjustment payments on the purchase contracts at the annual rate of      % of the $25 stated amount through and including the stock purchase date and quarterly interest payments on the senior notes at the initial annual rate of      % of the principal amount of $25 per senior note through and including                , 2005, and, as described below, we will make a quarterly payment on the stock purchase date. The contract adjustment payments are subject to our deferral right as described below. We are not entitled to defer interest payments on the senior notes. On the stock purchase date, if you have elected to have your senior notes remarketed and your senior notes are successfully remarketed as described below, we will make a quarterly payment, consisting of a cash payment on the specified pledged treasury securities, at the same annual rate as was initially paid on the senior notes.

        If you hold stripped units and do not separately hold senior notes, you will receive only the quarterly contract adjustment payments payable by us at the annual rate of      % of the $25 stated amount. The contract adjustment payments are subject to our deferral right as described below.

        If you hold senior notes separately from the units and do not separately hold stripped units, you will receive only the interest payable on the senior notes. The senior notes, whether held separately from or as part of the units, will pay interest at the initial annual rate of      % of the principal amount of $25 per senior note for the quarterly payments payable on and before                , 2005. If the senior notes are successfully remarketed, they will pay interest at the reset rate from the date on which they are successfully remarketed until their maturity on         , 2007. If the remarketing agent cannot establish a reset rate meeting the requirements described in this prospectus supplement, the remarketing agent will not reset the interest rate on the senior notes and the interest rate will continue to be the initial annual rate of      %, until the remarketing agent, on a later remarketing date prior to the stock purchase date, can establish a reset rate meeting the requirements described in this prospectus supplement. We are not entitled to defer interest payments on the senior notes.

What are the payment dates?

        Subject to our deferral right in respect of the contract adjustment payments described below, payments will be made quarterly in arrears on each      ,       ,      and      , commencing                          , 2002.

When can we defer payments?

        We can defer payment of all or part of the contract adjustment payments on the purchase contracts until no later than the stock purchase date. We will accrue additional contract adjustment payments on any deferred installments of contract adjustment payments at a rate of      % per year until paid, compounded quarterly, to but excluding the stock purchase date, unless your purchase contract has been earlier settled or terminated.

        We are not entitled to defer interest payments on the senior notes.

What is the reset rate?

        In order to facilitate the remarketing of the senior notes at the remarketing price described below, the remarketing agent will reset the rate of interest on the senior notes for the quarterly payments payable on and after                , 2005 until their maturity on                , 2007. The reset rate will be the rate sufficient to cause the then current aggregate market value of all the outstanding senior notes to be equal to at least 100.25% of the remarketing value described below. The remarketing agent will assume for this purpose, even if not true, that all of the senior notes continue to be components of normal units and will be remarketed. Resetting the interest rate on the senior notes at this rate should enable the remarketing agent to remarket the senior notes in the remarketing and purchase the necessary treasury securities, the proceeds of which will be applied in settlement of the purchase contracts and to payment of the quarterly payment on the normal units due on                , 2005.

        The reset rate will be determined by the remarketing agent on the third business day (as defined below) prior to                , 2005, the last quarterly payment date before the stock purchase date. If the remarketing agent cannot establish a reset rate meeting these requirements on the remarketing date and, as a result, the senior notes cannot be remarketed as described below, the interest rate will not be reset and will continue to be the initial rate of the senior notes. However, the remarketing agent may thereafter attempt to establish a reset rate meeting these requirements, and the remarketing agent may attempt to remarket the senior notes, on the subsequent dates described below. If a reset rate cannot be established on a given date, the remarketing will not occur on that date. If the remarketing agent fails to remarket the senior notes underlying the normal units by the end of the business day immediately preceding the stock purchase date, we will, subject to applicable law, exercise our rights as a secured party with respect to the senior notes in accordance with applicable law, and may retain the securities pledged as collateral or sell them in one or more public or private sales. We will appoint a nationally recognized investment banking firm to act as remarketing agent.

        The reset of the interest rate on the senior notes will not change the quarterly payment due to holders of normal units on                , 2005, which, as described above, will be paid in an amount equal to interest on the senior notes at the initial rate of      % of $25 for that quarterly payment.

        "Business day" means any day that is not a Saturday, Sunday or day on which banking institutions and trust companies in the State of New York or at a place of payment are authorized or required by law, regulation or executive order to close.

        The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

What is remarketing?

        The remarketing agent will attempt to remarket the senior notes of holders of normal units, other than those electing not to participate in the remarketing as described below, and the remarketing agent will use the proceeds to purchase treasury securities, which the participating holders of normal units will pledge to secure their obligations under the related purchase contracts. The cash paid upon maturity of the pledged treasury securities underlying the normal units of such holders will be used to satisfy such holders' obligations to purchase our common stock on the stock purchase date. This will be one way for holders of normal units to satisfy their obligations to purchase shares of our common stock under the related purchase contracts. Unless a holder elects not to participate in the remarketing, the remarketing agent will attempt to remarket the senior notes that are included in the normal units on one or more occasions starting on the remarketing date, which initially will be the third business day prior to                , 2005, or, if the remarketing agent fails to remarket the senior notes on that date, a later date as described below.

        We will enter into a remarketing agreement with a nationally recognized investment banking firm pursuant to which it will agree to use its commercially reasonable best efforts to remarket the senior notes that are included in normal units and that are participating in the remarketing, at a price equal to at least 100.25% of the remarketing value.

        The "remarketing value" will be equal to the sum of:

  (1)
  the value at the remarketing date of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to the aggregate interest payments that are scheduled to be payable on that quarterly payment date on each senior note which is included in a normal unit and which is participating in the remarketing, assuming for this purpose, even if not true, that the interest rate on the senior notes remains at the initial rate; and

  (2)
  the value at the remarketing date of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to $25 for each senior note which is included in a normal unit and which is participating in the remarketing.

        The remarketing agent will use the proceeds from the remarketing of the senior notes included in normal units in a successful remarketing described in this section to purchase, in the discretion of the remarketing agent, in open market transactions or at treasury auction, the amount and the types of treasury securities described in (1) and (2) above, which it will deliver through the purchase contract agent to the collateral agent to secure the obligations under the related purchase contracts of the holders of the normal units whose senior notes participated in the remarketing. The remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing. The remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of the holders of the normal units participating in the remarketing.

        Alternatively, a holder of normal units may elect not to participate in the remarketing and retain the senior notes underlying those normal units by delivering the treasury securities described in (1) and (2) above, in the amount and the types specified by the remarketing agent, applicable to the holder's senior notes, to the purchase contract agent on the fourth business day prior to the remarketing date to satisfy its obligations under the related purchase contracts.

What happens if the remarketing agent does not remarket the senior notes?

        If, as described above, the remarketing agent cannot establish a reset rate on the remarketing date that will be sufficient to cause the then current aggregate market value of all the outstanding senior notes to be equal to at least 100.25% of the remarketing value, assuming, even if not true, that all of the senior notes are held as components of normal units and will be remarketed, and the remarketing agent cannot remarket the senior notes participating in the remarketing on the remarketing date at a price equal to at least 100.25% of the remarketing value, determined on the basis of the senior notes being remarketed, the remarketing agent will attempt to establish a reset rate meeting these requirements on each of the two business days immediately following the initial proposed remarketing date. If the remarketing agent cannot establish a reset rate meeting these requirements on either of those days, it will attempt to establish such a reset rate on each of the three business days immediately preceding                , 2005. If the remarketing agent cannot establish such a reset rate during that period, it will further attempt to establish such a reset rate on each of the three business days immediately preceding the stock purchase date. We refer to each of these three business day periods as "remarketing periods" in this prospectus supplement. Any such remarketing will be at a price equal to at least 100.25% of the remarketing value (determined on the basis of the senior notes being remarketed) on the subsequent remarketing date. If the remarketing agent fails to remarket the senior notes underlying the normal units at that price by the end of the business day immediately preceding the stock purchase date, any holder of normal units that has not otherwise settled its purchase contract in cash by the close of business on that day (but without regard to the notice requirements otherwise applicable to cash settlement) will be deemed to have directed us to retain the securities pledged as collateral in satisfaction of its obligations under the related purchase contract and we will exercise our rights as a secured party to dispose of such securities in accordance with applicable law and to satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase our common stock under the related purchase contract on the stock purchase date. In no event will a holder of a purchase contract be liable for any deficiency between such proceeds and the purchase price for our common stock under the purchase contract.

If I am not a party to a purchase contract, may I still participate in a remarketing of my senior notes?

        Holders of senior notes that are not included as part of normal units may elect to have their senior notes included in the remarketing in the manner described in "Description of the Equity Security Units—Optional Remarketing." The remarketing agent will use commercially reasonable best efforts to remarket the separately held senior notes included in the remarketing at a price equal to at least 100.25% of the remarketing value, determined on the basis of the separately held senior notes being remarketed. After deducting as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing, the remaining portion of the proceeds, if any, will be remitted to the holders whose separate senior notes were remarketed in the remarketing. If a holder of senior notes elects to have its senior notes remarketed but the remarketing agent fails to remarket the senior notes during such remarketing period, the senior notes will be promptly returned to the custodial agent for release to the holder following the conclusion of that period.

What is the settlement rate?

        The settlement rate is the number of newly issued shares of our common stock that we are obligated to sell and you are obligated to purchase upon settlement of a purchase contract on the stock purchase date.

        The settlement rate for each purchase contract, subject to adjustment under specified circumstances, will be as follows:

  •
  if the applicable market value, determined as described below, of our common stock is equal to or greater than $            , the settlement rate will be             shares of our common stock per purchase contract;

  •
  if the applicable market value of our common stock is less than $            but greater than $            , the settlement rate will be equal to $25 divided by the applicable market value of our common stock per purchase contract; or

  •
  if the applicable market value of our common stock is less than or equal to $                          , the settlement rate will be            shares of our common stock per purchase contract.

        "Applicable market value" means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date.

        At the option of each holder, a purchase contract may be settled early by the early delivery of cash to the purchase contract agent, as described below, in which case the settlement rate will be            shares of our common stock per purchase contract.

Besides participating in a remarketing, how else can my obligations under the purchase contract be satisfied?

        Besides participating in the remarketing, your obligations under the purchase contract may also be satisfied:

  •
  if you have created stripped units or elected not to participate in the remarketing, by delivering and pledging specified treasury securities in substitution for your senior notes and applying the cash payments received on the pledged treasury securities;

  •
  through the early delivery of cash to the purchase contract agent on or prior to the seventh business day prior to the stock purchase date in the manner described in "Description of the Equity Security Units—Early Settlement;"

  •
  by settling the purchase contracts with cash on the business day prior to the stock purchase date in the manner described in "Description of the Equity Security Units—Notice to Settle with Cash;" or

  •
  if we are involved in a merger, acquisition or consolidation prior to the stock purchase date in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, through an early settlement of the purchase contract as described in "Description of the Equity Security Units—Early Settlement upon Cash Merger."

        If a holder of a unit elects not to participate in a remarketing and does not give notice to the purchase contract agent that the holder intends to settle the purchase contract with cash on the stock purchase date, we will exercise our rights as a secured party in respect of the pledged securities to satisfy the holder's obligation to purchase our common stock.

        In addition, the purchase contracts, our related rights and obligations and those of the holders of the units, including their rights to receive accumulated contract adjustment payments or deferred contract adjustment payments and obligations to purchase our common stock, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization. Upon such a termination of the purchase contracts, the pledged senior notes or treasury securities will be released and distributed to you. If we become the subject of a case under the federal bankruptcy code, a delay may occur as a result of the imposition of an automatic stay under the bankruptcy code and continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy judge agrees to lift it and return your collateral to you.

        If the purchase contract is settled early or is terminated as the result of our bankruptcy, insolvency or reorganization as described above, a holder will have no further right to receive any accrued contract adjustment payments or deferred contract adjustment payments.

Under what circumstances may we redeem the senior notes before they mature?

        If the tax laws change or are interpreted in a way that adversely affects our tax consequences with respect to the senior notes, then we may elect to redeem the senior notes. If the senior notes are redeemed before a successful remarketing, the money received from the redemption will be used by the collateral agent to purchase a portfolio of zero-coupon U.S. treasury securities that mature on or prior to each payment date of the senior notes through the stock purchase date, in an aggregate amount equal to the principal on the senior notes included in normal units and the interest that would have been due on such payment date on the senior notes included in normal units. These treasury securities will replace the senior notes as the collateral securing your obligations to purchase our common stock under the purchase contracts. If the senior notes are redeemed, then each unit will consist of a purchase contract for our common stock and an ownership interest in the portfolio of treasury securities.

What is the maturity of the senior notes?

        The senior notes will mature on                , 2007.

What are the U.S. federal income tax consequences related to the units and senior notes?

        If you purchase units in the offering, you will be treated for U.S. federal income tax purposes as having acquired the senior notes and purchase contracts constituting those units, and by purchasing the units you agree to treat the senior notes and purchase contracts in that manner for all tax purposes. In addition, you agree to treat the senior notes as our indebtedness for all tax purposes. You must allocate the purchase price of the units between those senior notes and purchase contracts in proportion to their respective fair market values, which will establish your initial tax basis in each component of the units. We expect to report the fair market value of each senior note as $25.00 and the fair market value of each purchase contract as $0.00.

        For U.S. federal income tax purposes, we intend to treat the senior notes as contingent payment debt instruments subject to the "noncontingent bond method" of accruing original issue discount. As discussed more fully under "U.S. Federal Income Tax Consequences—Senior Notes—Original Issue Discount," the effects of this method will be (1) to require you, regardless of your usual method of tax accounting, to use an accrual method with respect to interest on the senior notes, (2) for all accrual periods through                , 2005, and possibly thereafter, the accrual of interest income by you in excess of distributions actually received by you and (3) generally to result in ordinary rather than capital treatment of any gain or loss on the sale, exchange or disposition of the senior notes or the units to the extent attributable to the senior notes. In addition, to the extent we are required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, we intend to report such payments as taxable ordinary income to you, but you should consult your tax advisor concerning possible alternative characterizations.

        Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of units or instruments similar to units, you are urged to consult your tax advisor concerning the tax consequences of an investment in units. For additional information, see "U.S. Federal Income Tax Consequences."

Will the units be listed on a stock exchange?

        We intend to apply to list the normal units on the New York Stock Exchange. We have no obligation and do not currently intend to apply for any separate listing of either the stripped units or the senior notes on any stock exchange.

What is the expected use of proceeds from the offering?

        We estimate that we will receive net proceeds from the offering of units of $            million, or $            million if the underwriters' option to purchase additional units is exercised in full.

        We anticipate using the aggregate net proceeds from this offering, together with the net proceeds from the concurrent offering of our common stock, to reduce our short-term indebtedness and the short-term indebtedness of one of our subsidiaries and for general corporate purposes. See "Use of Proceeds" for additional information.

The Offering - Explanatory Diagrams

        The following diagrams demonstrate some of the key features of the purchase contracts, normal units, stripped units and the senior notes, and the transformation of normal units into stripped units and senior notes.

Purchase Contracts

  •
  Normal units and stripped units both include a purchase contract under which you agree to purchase shares of our common stock on the stock purchase date.
  •
  The number of shares to be purchased under each purchase contract will depend on the "applicable market value." The "applicable market value" means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date.

Value of Delivered Shares on Stock Purchase Date	Percentage of Shares Delivered on Stock Purchase Date(3)

(1)
The "reference price" is $            .
(2)
The "threshold appreciation price" is $            , which is      % of the reference price.
(3)
For each of the percentage categories shown, the percentage of the shares to be delivered on the stock purchase date to a holder of normal units or stripped units is determined by dividing
•
the related number of shares to be delivered, as indicated in the footnote for each such category, by
•
an amount equal to $25, the stated amount of the unit, divided by the reference price.

(4)
If the applicable market value of our common stock is less than or equal to the reference price, the number of shares to be delivered will be calculated by dividing the stated amount of $25 by the reference price.
(5)
If the applicable market value of our common stock is between the reference price and the threshold appreciation price, the number of shares to be delivered will be calculated by dividing the stated amount of $25 by the applicable market value.
(6)
If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares to be delivered will be calculated by dividing the stated amount of $25 by the threshold appreciation price.

Normal Units

  •
  A normal unit will consist of two components as illustrated below:

  •
  After a successful remarketing, the normal units will include specified treasury securities in lieu of the senior notes.

  •
  If you hold a normal unit, you will own a senior note and, after a successful remarketing, a treasury security, but will pledge it to the collateral agent for our benefit to secure your obligations under the purchase contract.

  •
  If you hold a normal unit, you may also substitute a specified amount of treasury securities for the senior note if you decide not to participate in the remarketing.

Stripped Units

  •
  A stripped unit consists of two components as illustrated below:

  •
  If you hold a stripped unit, you own the treasury security but will pledge it to the collateral agent for our benefit to secure your obligations under the purchase contract. The treasury security is a zero-coupon U.S. treasury security (CUSIP No.    ) that matures on                , 2005.

Senior Notes

  •
  Senior notes will have the terms illustrated below:

  •
  If you hold a senior note that is a component of a normal unit, you have the option to either:
    •
    allow the senior note to be included in the remarketing process, the proceeds of which will be used to purchase treasury securities, if the remarketing is successful, which will be applied to settle the purchase contract; or

      •
      elect not to participate in the remarketing by delivering treasury securities in substitution for the senior note, the proceeds of which will be applied to settle the purchase contract.

  •
  If you hold a senior note that is not a component of a normal unit, you have the option to either:
    •
    continue to hold the senior note whose rate has been reset for the quarterly payments payable on and after            , 2005; or
    •
    deliver the senior note to the remarketing agent to be included in the remarketing.

Transforming Normal Units into Stripped Units and Senior Notes

  •
  To create a stripped unit, you may combine the purchase contract with the specified zero-coupon U.S. treasury security that matures on             , 2005.
  •
  You will then own the zero-coupon U.S. treasury security but will pledge it to the collateral agent for our benefit to secure your obligations under the purchase contract.
  •
  The zero-coupon U.S. treasury security together with the purchase contract would then constitute a stripped unit. The senior note (or, after a successful remarketing, treasury securities), which was previously a component of the normal unit, is tradeable as a separate security.

  •
  After remarketing, the normal units will include specified U.S. treasury securities in lieu of senior notes.

  •
  You can also transform stripped units and senior notes (or, after a successful remarketing, treasury securities) into normal units. Following that transformation, the specified zero-coupon U.S. treasury security, which was previously a component of the stripped units, is tradeable as a separate security.

  •
  The transformation of normal units into stripped units and senior notes (or, after a successful remarketing, treasury securities) and the transformation of stripped units and senior notes (or, after a successful remarketing, treasury securities) into normal units may generally only be effected in integral multiples of 40 units, as more fully described in this prospectus supplement.

Summary Financial Data

        The summary historical consolidated financial data of Ameren set forth below has been derived from the consolidated financial statements of Ameren, which have been audited by PricewaterhouseCoopers LLP, independent auditors, and incorporated by reference in this prospectus supplement and the accompanying prospectus from Ameren's Annual Report on Form 10-K for the year ended December 31, 2000 and Ameren's Current Report on Form 8-K filed with the SEC on February 14, 2002. This information is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for Ameren and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in the accompanying prospectus.

	Year Ended December 31,
	2001	2000	1999
	(in millions, except per share data)
Statement of Income Data:
Operating revenues	$4,506	$3,857	$3,536
Operating expenses	3,841	3,217	2,974
Operating income	665	640	562
Income before cumulative effect of change in accounting principle	476	457	385
Cumulative effect of change in accounting principle, net of income taxes	(7)	—	—
Net income	469	457	385
Earnings per common share
Basic	3.41	3.33	2.81
Diluted	3.40	3.33	2.81
	As of December 31,
	2001	2000	1999
	(in millions)
Balance Sheet Data:
Total assets	$10,401	$9,714	$9,178
Long-term debt, less current maturities	2,835	2,745	2,448
Preferred stock not subject to mandatory redemption	235	235	235
Common stockholders' equity	3,349	3,197	3,090

RISK FACTORS

        In considering whether to purchase the units, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, as well as the factors listed in "Forward-Looking Statements" in the accompanying prospectus. Because a unit consists of a purchase contract to acquire shares of our common stock and a senior note issued by us, you are making an investment decision with regard to our common stock and senior notes, as well as the units. You should carefully review the information in this prospectus supplement and the accompanying prospectus about all of these securities.

Risk Factors Relating to Ameren

The outcome of the Missouri Public Service Commission Staff's excess earnings complaint against AmerenUE could have a material adverse effect on us.

        After AmerenUE's experimental alternative regulation plan for its Missouri retail customers expired on June 30, 2001, the Missouri PSC Staff filed an excess earnings complaint against AmerenUE with the Missouri PSC in July 2001. The complaint proposed to reduce AmerenUE's annual electric revenues between $213 million and $250 million. The Staff's recommendation also proposed a return on equity between 9.04% and 10.04% based on a test year of July 1, 1999 through June 30, 2000.

        In January 2002, the Missouri PSC issued an order that established the test year to be July 1, 2000 through June 30, 2001 (with permitted updates through September 30, 2001) and set a revised procedural schedule in the matter. Under the new schedule, the Staff will file direct testimony on March 1, 2002. The Staff, similar to its original recommendation, may propose a significant reduction in AmerenUE's annual electric revenues. AmerenUE is scheduled to file rebuttal testimony on May 10, 2002 and hearings are scheduled to begin in July 2002. The Missouri PSC is not bound by any of the parties' recommendations. Any rate reduction ultimately determined by the Missouri PSC would be retroactive to April 1, 2002, regardless of when a decision is issued, which may not occur until the fourth quarter of 2002. The outcome of the Missouri PSC's decision in this matter, which we cannot predict, could have a material adverse effect on our financial position, results of operations and liquidity.

Increased federal and state environmental regulation may have a material adverse effect on us.

        Approximately 67% of our generating capacity is coal-fired. The balance is nuclear, gas-fired and hydro. The EPA is currently working on new ambient standards with respect to SO2 and NOx emissions as well as on regulations and guidelines to regulate mercury emissions and air pollution from coal-fired power plants. In addition, the U.S. Congress has been working on legislation to consolidate the numerous air pollution regulations facing the utility industry. There is significant uncertainty with respect to the content of these regulations, guidelines and legislation. Any of these regulations, guidelines or legislation could add significant pollution control costs to our generating assets, although perhaps not until later in the decade.

        The State of Illinois has developed a NOx control regulation for utility generating plant boilers consistent with an EPA program aimed at reducing ozone levels in the eastern United States. In February 2002, the EPA proposed similar rules for Missouri. We currently estimate that our capital expenditures to comply with the final NOx regulations in Missouri and Illinois could range from $300 million to $350 million.

        We cannot predict the ultimate effect of any new environmental regulations, guidelines or legislation on our financial condition, results of operations and liquidity.

Risk Factors Relating to the Units

You will bear the entire risk of a decline in the price of our common stock.

        The market value of the shares of our common stock you will purchase on the stock purchase date may be materially lower than the price per share that the purchase contract requires you to pay. If the average of the closing price per share of our common stock over the 20 trading day period ending on the third trading day immediately preceding the stock purchase date is less than $        per share, you will, on the stock purchase date, be required to purchase shares of common stock at a price per share of $        . Accordingly, a holder of units assumes the entire risk that the market value of our common stock may decline and that the decline could be substantial.

You will receive only a portion of any appreciation in our common stock price.

        The aggregate market value of the shares of our common stock you will receive upon settlement of a purchase contract generally will exceed the stated amount of $25 only if the average of the closing price per share of our common stock over the 20 trading day period ending on the third trading day immediately preceding the stock purchase date equals or exceeds $        , which we refer to as the "threshold appreciation price." The threshold appreciation price represents an appreciation of    % over $            . If the applicable average closing price exceeds $          , which we refer to as the "reference price," but falls below the threshold appreciation price, you will realize no equity appreciation on the common stock for the period during which you own a unit. Furthermore, if the applicable average closing price exceeds the threshold appreciation price, the value of the shares you will receive under the purchase contract will be approximately    % of the value of the shares you could have purchased with $25 at the time of this offering. During the period prior to settlement, an investment in the units affords less opportunity for equity appreciation than a direct investment in our common stock.

The trading price of our common stock and the general level of interest rates and our credit quality will directly affect the trading price for the units.

        It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Our operating results and prospects and economic, financial and other factors will affect trading prices of our common stock. In addition, market conditions can affect the capital markets generally, therefore affecting the price of our common stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of our common stock in the market after the offering of the units or the perception that those sales could occur. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of our common stock underlying the purchase contracts and of the other components of the units. The arbitrage could, in turn, affect the trading prices of the units and our common stock.

You may suffer dilution of our common stock issuable upon settlement of your purchase contract.

        The number of shares of our common stock issuable upon settlement of your purchase contract is subject to adjustment only for stock splits and combinations, stock dividends and specified other transactions that significantly modify our capital structure. The number of shares of our common stock issuable upon settlement of each purchase contract is not subject to adjustment for other events, such as employee stock option grants, offerings of common stock for cash, or in connection with acquisitions or other transactions which may adversely affect the price of our common stock. The terms of the units do not restrict our ability to offer common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the units in engaging in any such offering or transaction. If we issue additional shares of common stock, that issuance may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the stock purchase date to the price of our common stock, such other events may adversely affect the trading price of the units.

You will have no rights as common stockholders but will be subject to all changes with respect to our common stock.

        Until you acquire shares of our common stock upon settlement of your purchase contract, you will have no rights with respect to our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock. Upon settlement of your purchase contract, you will be entitled to exercise the rights of a holder of common stock only as to actions for which the record date occurs after the settlement date.

Your pledged securities will be encumbered.

        Although holders of units will be beneficial owners of the underlying pledged senior notes or treasury securities, the holders will pledge those securities with the collateral agent to secure their obligations under the related purchase contracts. Therefore, for so long as the purchase contracts remain in effect, holders will not be allowed to withdraw their pledged senior notes or treasury securities from this pledge arrangement, except upon substitution of other securities as described in this prospectus supplement.

The secondary market for the units may be illiquid.

        We are unable to predict how the units will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the units. We will apply to list the normal units on the New York Stock Exchange. We have no obligation or current intention to apply for any separate listing of the stripped units or the senior notes on any stock exchange. We have been advised by the underwriters that they presently intend to make a market for the normal units; however, they are not obligated to do so and any market making may be discontinued at any time without notice. There can be no assurance as to the liquidity of any market that may develop for the normal units, the stripped units or the senior notes, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of normal units are converted to stripped units, the liquidity of normal units could be adversely affected. We cannot provide assurance that a listing application for normal units, or stripped units or senior notes, if a listing application for such securities is filed, will be accepted or, if accepted, that the normal units, stripped units or senior notes will not be delisted from the New York Stock Exchange or that trading in the normal units, stripped units or senior notes will not be suspended as a result of elections to create stripped units or recreate normal units through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listing securities on the New York Stock Exchange.

Delivery of the securities under the pledge agreement is subject to potential delay if we become subject to a bankruptcy proceeding.

        Notwithstanding the automatic termination of the purchase contracts if we become the subject of a case under the federal bankruptcy code, the imposition of an automatic stay under Section 362 of the federal bankruptcy code may delay the delivery to you of your securities being held as collateral under the pledge arrangement and such delay may continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy judge agrees to lift it and return your collateral to you.

We may redeem the senior notes upon the occurrence of a tax event.

        We have the option to redeem the senior notes, on not less than 30 days nor more than 60 days prior written notice, in whole but not in part, at any time if a tax event occurs and continues under the circumstances described in this prospectus supplement. See "Description of the Senior Notes—Tax Event Redemption." If we exercise this option, we will redeem the senior notes at the redemption price (described later in this prospectus supplement) plus accrued and unpaid interest, if any, to the date of redemption. If we redeem the senior notes, we will pay the redemption price in cash to the holders of the senior notes. If the tax event redemption occurs prior to the successful remarketing of the senior notes, the redemption price payable to you as a holder of the normal units will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption price to purchase a portfolio of zero-coupon U.S. treasury securities on your behalf, and will remit the remainder of the redemption price, if any, to you, and these treasury securities will be substituted for the senior notes as collateral to secure your obligations under the purchase contracts related to the normal units. If your senior notes are not components of normal units, you, rather than the collateral agent, will receive the related redemption payments. There can be no assurance as to the effect on the market prices for the normal units if we substitute the treasury securities as collateral in place of any senior notes so redeemed. A tax event redemption will be a taxable event to the holders of the senior notes.

The senior notes and contract adjustment payments will be effectively subordinated to the debt and preferred stock of our subsidiaries.

        Ameren is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our obligations, including the senior notes, and to make contract adjustment payments under the purchase contracts which are part of the units, are dependent upon the earnings of our subsidiaries and distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due or to make specific funds available for such payments with respect to the senior notes or the purchase contracts. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior notes and the contract adjustment payments payable to holders of the units under the purchase contracts will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. As of December 31, 2001, our subsidiaries had approximately $3.3 billion of aggregate outstanding debt and preferred stock. In addition, our obligations with respect to the contract adjustment payments will be subordinate and junior in right of payment to our obligations under our senior debt.

We may defer contract adjustment payments.

        We have the option to defer the payment of all or part of the contract adjustment payments on the purchase contracts forming a part of the units until no later than the stock purchase date. However, deferred contract adjustment payments will accrue interest at the rate of            % per year (compounded quarterly) until paid. If the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive contract adjustment payments and deferred contract adjustment payments, if any, will also terminate.

The U.S. federal income tax consequences of the purchase, ownership and disposition of the units are unclear.

        No statutory, judicial or administrative authority directly addresses the treatment of the units or instruments similar to the units for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the units are not entirely clear. In addition, because the senior notes should be treated as contingent payment debt instruments, any gain on the disposition of a senior note prior to the date on which the interest rate on the senior note is reset generally should be treated as ordinary interest income; thus, the ability to offset such interest income with a loss, if any, on a purchase contract may be limited.

Because the senior notes will be issued with original issue discount, you will have to include interest in your taxable income before you receive cash.

        We intend to treat the senior notes as contingent payment debt instruments for U.S. federal income tax purposes. Accordingly, original issue discount will accrue from the issue date of the senior notes and will be included in your gross income for U.S. federal income tax purposes before you receive a cash payment to which the income is attributable. The amounts required to be accrued as original issue discount prior to the date on which the interest rate on the notes is reset will be greater than the interest payable on the senior notes.

The trading price of the senior notes may not fully reflect the value of their accrued but unpaid interest.

        The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your senior notes between record dates for interest payments, you will be required to include in gross income the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the senior notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss. Some or all of this loss may be capital in nature. The deductibility of capital losses for U.S. federal income tax purposes is subject to certain limitations.

ACCOUNTING TREATMENT

        The net proceeds from the sale of the units will be allocated between the purchase contracts and the senior notes in our financial statements based on the underlying fair value of each instrument. The present value of the purchase contract adjustment payments will be initially charged to stockholders' equity, with an offsetting credit to liabilities. Subsequent contract adjustment payments will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

        The purchase contracts are forward transactions in our common stock. Upon settlement of a purchase contract, we will receive $25 pursuant to that purchase contract and will issue the requisite number of shares of our common stock. The $25 we receive will be credited to stockholders' equity and allocated between our common stock and additional paid-in-capital accounts.

        Before the issuance of shares of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts less the number of shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above $          .

USE OF PROCEEDS

        The net proceeds to be received by us from this offering, after deducting the underwriters' discount and estimated expenses, are estimated to be approximately $     million, or $       million if the underwriters' option to purchase additional units is exercised in full. We anticipate using the aggregate net proceeds from this offering of the units, together with the net proceeds from the concurrent offering of our common stock, to reduce our short-term indebtedness and the short-term indebtedness of one of our subsidiaries, which was generally incurred to fund construction and capital expenditures, and for general corporate purposes. As of December 31, 2001, we, along with one of our subsidiaries, had outstanding an aggregate of approximately $594 million of outstanding short-term borrowings, with a weighted average maturity of approximately 17 days and bearing an average interest rate of approximately 1.87%.

CAPITALIZATION

        The following table sets forth our actual capitalization as of December 31, 2001 and as adjusted to give effect to (1) the issuance and sale in January 2002 of $100 million aggregate principal amount of our 5.70% Notes due February 1, 2007 and the application of the net proceeds therefrom to reduce short-term debt, (2) this offering of our units at an assumed initial public offering price of $25.00 per unit, assuming no exercise of the underwriters' option to purchase additional units, and the anticipated application of the estimated net proceeds therefrom to reduce short-term debt, and (3) the concurrent offering of 5,000,000 shares of our common stock at an assumed public offering price of $42.00 per share (which was the last reported sale price of our common stock on the New York Stock Exchange on February 15, 2002), assuming no exercise of the underwriters' option to purchase additional shares, and the anticipated application of the estimated net proceeds therefrom to reduce short-term debt. From time to time, we may issue additional debt or equity securities. The following information is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information provided in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in the accompanying prospectus.

	As of December 31, 2001
	Actual	As Adjusted		Percentage As Adjusted
	(in millions of dollars)
Short-term debt, including current maturities of long-term debt	$780	$191		3%
Long-term debt, less current maturities	2,835	3,235		45
Preferred stock not subject to mandatory redemption	235	235		3
Common stockholders' equity	3,349	3,539	(1)	49

Total capitalization	$7,199	$7,200		100%

(1)
No adjustment has been made to reflect any entries related to the purchase contracts. See "Accounting Treatment."

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed and traded on the New York Stock Exchange under the symbol "AEE." The following table provides, for the calendar quarters indicated, the high and low prices per share on the New York Stock Exchange for the periods shown below as reported on the New York Stock Exchange Composite Tape and the amount of per-share dividends paid in the periods indicated.

Period	High	Low	Dividends Paid
2000:
First Quarter	$34.25	$27.5625	$0.635
Second Quarter	38.00	30.625	0.635
Third Quarter	43.6875	34.0625	0.635
Fourth Quarter	46.9375	37.375	0.635
2001:
First Quarter	46.00	37.3125	0.635
Second Quarter	45.48	40.20	0.635
Third Quarter	43.45	36.53	0.635
Fourth Quarter	42.90	37.80	0.635
2002:
First Quarter (through February 15, 2002)	43.85	41.49	(1)

(1)
On February 8, 2002, our board of directors declared a quarterly common stock dividend of 63.5 cents per share, to holders of record on March 11, 2002, payable March 29, 2002.

        On February 15, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $42.00. As of December 31, 2001, there were approximately 101,455 holders of record of our common stock.

DESCRIPTION OF THE EQUITY SECURITY UNITS

        We summarize below the principal terms of the equity security units, which are referred to as the "units," and the purchase contracts and senior notes which comprise the units. The following description is not complete, and we refer you to the agreements which will govern your rights as a holder of units. See "Where You Can Find More Information" in the accompanying prospectus. In addition, to the extent that the following description is not consistent with those contained in the accompanying prospectus under "Description of Debt Securities" and "Description of Common Stock" you should rely on this description.

Overview

        Each unit will have a stated amount of $25. Each unit will initially consist of and represent:

  (1)
  a purchase contract pursuant to which:

  •
  you will agree to purchase, and we will agree to sell, for $25, shares of our common stock on the stock purchase date, the number of which will be determined by the settlement rate described below, based on the average trading price of our common stock for a period preceding the stock purchase date; and

  •
  we will pay you contract adjustment payments at the annual rate of    % payable on a quarterly basis, subject to our right to defer such payments as specified below; and

  (2)
  a senior note due                , 2007, with a principal amount of $25, on which we will pay interest quarterly at the initial annual rate of    % until a successful remarketing of the senior notes and at the reset rate (as described below) thereafter.

        The senior notes will be pledged to the collateral agent for our benefit to secure your obligations to us under the purchase contract. Each holder of normal units may elect at any time to withdraw the pledged senior notes or treasury securities underlying the normal units by substituting, as pledged securities, specifically identified treasury securities that will pay $25 on the stock purchase date, the amount due under the purchase contract. If a holder of normal units elects to substitute treasury securities as pledged securities, the pledged senior notes or treasury securities will be released from the pledge and delivered to the holder. The normal units would then become "stripped units." Holders of stripped units may recreate normal units by re-substituting the senior notes (or, after a successful remarketing or a tax event redemption described below, the applicable specified treasury securities) for the treasury securities underlying the stripped units.

        As a beneficial owner of the units, you will be deemed to have:

  •
  irrevocably agreed to be bound by the terms of the purchase contract agreement, pledge agreement and purchase contract for so long as you remain a beneficial owner of such units; and

  •
  appointed the purchase contract agent under the purchase contract agreement as your agent and attorney-in-fact to enter into and perform the purchase contract and pledge agreement on your behalf and in your name.

        In addition, as a beneficial owner of the units, you will be deemed by your acceptance of the units to have agreed, for all tax purposes, to treat yourself as the owner of the related senior notes or the treasury securities, as the case may be, and to treat the senior notes as our indebtedness.

        The purchase price of each unit will be allocated by us between the related purchase contract and the related senior note.

        We will enter into:

  •
  a purchase contract agreement with The Bank of New York, as purchase contract agent, governing the appointment of the purchase contract agent as the agent and attorney-in-fact for the holders of the units, the purchase contracts, the transfer, exchange or replacement of certificates representing the units and certain other matters relating to the units; and

  •
  a pledge agreement with BNY Trust Company of Missouri, as collateral agent, custodial agent and securities intermediary creating a pledge and security interest for our benefit to secure the obligations of holders of units under the purchase contracts.

Creating Stripped Units and Recreating Normal Units

        Holders of normal units will have the ability to "strip" those units and take delivery of the pledged senior notes (or after a successful remarketing, the pledged treasury securities), creating "stripped units," and holders of stripped units will have the ability to recreate normal units from their stripped units by depositing senior notes (or after a successful remarketing, the applicable treasury securities) as described in more detail below. Holders who elect to create stripped units or recreate normal units shall be responsible for any related fees or expenses.

  Creating Stripped Units

        Each holder of normal units may create stripped units and withdraw the pledged senior notes or treasury securities underlying the normal units by substituting, as pledged securities, the treasury securities described below that will pay $25 on the stock purchase date, the amount due under the purchase contract. Holders of normal units may create stripped units at any time on or before the second business day prior to the stock purchase date, except that they may not create stripped units during the period from four business days prior to any remarketing period until the expiration of three business days after the end of that period.

        In order to create stripped units, a normal unit holder must substitute, as pledged securities, zero-coupon U.S. treasury securities (CUSIP No.            ) which mature on the stock purchase date. Upon creation of the stripped units, the treasury securities will be pledged with the collateral agent to secure your obligation to purchase our common stock under your purchase contract, and the pledged senior notes or treasury securities underlying the normal units will be released to the unit holder. Because treasury securities are issued in integral multiples of $1,000, holders of normal units may make the substitution only in integral multiples of 40 normal units.

        To create stripped units, you must:

  •
  deposit with the collateral agent the treasury securities described above, which will be substituted for the pledged senior notes or treasury securities underlying your normal units and pledged to the collateral agent to secure your obligation to purchase our common stock under your purchase contract;

  •
  transfer the normal units to the purchase contract agent; and

  •
  deliver a notice to the purchase contract agent stating that you have deposited the specified treasury securities with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the pledged senior notes or treasury securities underlying the normal units.

        Upon the deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged senior notes or treasury securities from the pledge under the pledge agreement free and clear of our security interest. The purchase contract agent will:

  •
  cancel the normal units;

  •
  transfer to you the underlying pledged senior notes or treasury securities; and

  •
  deliver to you the stripped units.

        Any senior notes released to you will be tradeable separately from the resulting stripped units. Interest on the senior notes will continue to be payable in accordance with their terms.

  Recreating Normal Units

        Each holder of stripped units may recreate normal units by substituting, as pledged securities, senior notes or the applicable treasury securities then constituting a part of the normal units for the treasury securities underlying the stripped units. Holders may recreate normal units at any time on or before the second business day prior to the stock purchase date, except that they may not recreate normal units during the period from four business days prior to any remarketing period until the expiration of three business days after the end of that period.

        Upon recreation of the normal units, the senior notes or treasury securities will be pledged with the collateral agent to secure the holder's obligation to purchase our common stock under the purchase contract, and the treasury securities underlying the stripped units will be released to the unit holder. Because treasury securities are issued in integral multiples of $1,000, holders of stripped units may make the substitution only in integral multiples of 40 stripped units.

        To recreate normal units from stripped units, you must:

  •
  deposit with the collateral agent:

  •
  if the substitution occurs prior to a successful remarketing of the senior notes, senior notes having an aggregate principal amount equal to the aggregate stated amount of your stripped units; or

  •
  if the substitution occurs after a successful remarketing of the senior notes or the occurrence of a tax event redemption, the applicable treasury securities then constituting a part of the normal units;

  •
  transfer the stripped units to the purchase contract agent; and

  •
  deliver a notice to the purchase contract agent stating that you have deposited the senior notes or treasury securities with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the pledged treasury securities underlying those stripped units.

        The senior notes or treasury securities will be substituted for the treasury securities underlying your stripped units and will be pledged with the collateral agent to secure your obligation to purchase our common stock under your purchase contract.

        Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged treasury securities from the pledge under the pledge agreement free and clear of our security interest. The purchase contract agent will:

  •
  cancel the stripped units;

  •
  transfer to you the underlying treasury securities; and

  •
  deliver to you the normal units.

Current Payments

        If you hold normal units, you will receive payments consisting of

  •
  quarterly contract adjustment payments on the purchase contracts payable by us at the annual rate of    % of the $25 stated amount through and including the stock purchase date,

  •
  quarterly interest payments on the senior notes at the annual rate of    % of the principal amount of $25 per senior note until a successful remarketing of the senior notes, and

  •
  a quarterly payment on the stock purchase date from specified pledged treasury securities, at the same annual rate as was initially paid on the senior notes.

        If you hold stripped units and do not separately hold senior notes, you will receive only quarterly contract adjustment payments payable by us at the annual rate of    % of the $25 stated amount. However, you will be required for U.S. federal income tax purposes to recognize original issue discount on the treasury securities on a constant yield basis or acquisition discount on the treasury securities when it is paid or accrues generally in accordance with your regular method of tax accounting.

        The contract adjustment payments are subject to deferral by us until no later than the stock purchase date as described below. If we defer any of these payments, we will accrue additional payments on the deferred amounts at the annual rate of    % until paid. We are not entitled to defer interest payments on the senior notes.

        If you hold senior notes separately from the units and do not separately hold stripped units, you will receive only the interest payable on the senior notes. The senior notes, whether held separately from or as part of the units, will initially pay interest at the annual rate of    % of the principal amount of $25 per senior note. The rate of interest on the senior notes will be reset for the quarterly interest payments payable on and after the stock purchase date and interest payments on the senior notes will be made at the reset rate from the date the senior notes are successfully remarketed to maturity of the notes. However, if a reset rate meeting the requirements described in this prospectus supplement cannot be established, the interest rate will not be reset and will continue to be the initial annual rate of    %, until a reset rate meeting the requirements described in this prospectus supplement can be established on a later remarketing date prior to the stock purchase date. If no remarketing occurs prior to the stock purchase date, the initial rate will be the interest rate through maturity of the senior notes.

        Contract adjustment payments and interest payments on the senior notes payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. Contract adjustment payments and interest on the senior notes will accrue from the date of original issuance and will be payable quarterly in arrears on    ,    ,    and    of each year, commencing                , 2002. If the purchase contracts are settled early, at your option, or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), you will have no right to receive any accrued and deferred contract adjustment payments.

        Our obligations with respect to the senior notes will be unsecured and will rank equally with all of our other unsecured and unsubordinated debt. See "Description of the Senior Notes" below and "Description of Debt Securities—Ranking" in the accompanying prospectus. Our obligations with respect to contract adjustment payments will be subordinate and junior in right of payment to our obligations under our senior debt.

        Contract adjustment payments and interest payments on the senior notes will be payable to the holders of units as they are registered on the books and records of the purchase contract agent on the relevant record dates. So long as the units remain in book-entry only form, the record date will be the business day prior to the relevant payment dates. Contract adjustment payments will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts that are a part of such units. Subject to any applicable laws and regulations, each payment will be made as described under "Description of the Senior Notes—Book-Entry and Settlement" below. If the units do not remain in book-entry only form, the relevant record dates will be the 15th calendar day prior to the relevant payment dates. If any date on which these payments and distributions are to be made is not a business day, then amounts payable on that date will be made on the next day that is a business day (and so long as the payment is made on the next business day, without any interest or other payment on account of any such delay), however, if such business day is in the next calendar year, payment will be made on the prior business day, in each case with the same force and effect as if made on the payment date.

Option to Defer Contract Adjustment Payments

        We may, at our option and upon prior written notice to the holders of the units and the purchase contract agent, defer payment of all or part of the contract adjustment payments on the related purchase contracts forming a part of normal units and stripped units until no later than the stock purchase date. However, deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of    % per year (compounding on each succeeding payment date) until paid. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments will also terminate.

        In the event that we elect to defer the payment of contract adjustment payments on the purchase contracts until the stock purchase date, each holder of normal units and stripped units will receive on the stock purchase date in respect of the deferred contract adjustment payments, in lieu of a cash payment, a number of shares of our common stock equal to (a) the aggregate amount of deferred contract adjustment payments payable to the holder divided by (b) the applicable market value.

        We will not issue any fractional shares of our common stock with respect to the payment of deferred contract adjustment payments on the stock purchase date. In lieu of fractional shares otherwise issuable with respect to such payment of deferred contract adjustment payments, the holder will be entitled to receive an amount in cash equal to the fraction of a share, calculated on an aggregate basis with respect to all such payments you are entitled to receive, multiplied by the applicable market value.

        In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not, and we will not permit any subsidiary of ours to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock other than:

  •
  purchases, redemptions or acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction by us of our obligations pursuant to any contract or security outstanding on the date of such event,

  •
  as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of the capital stock,

  •
  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged,

  •
  dividends or distributions in our capital stock (or rights to acquire capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of our capital stock), or

  •
  redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.

        Our subsidiaries will not be restricted from making any similar payments on their capital stock if we exercise our option to defer payments of any contract adjustment payments.

Description of the Purchase Contracts

        Each purchase contract underlying a unit, unless earlier terminated, or earlier settled at your option or upon specified mergers and other transactions described below, will obligate you to purchase, and us to sell, for $25, on the stock purchase date a number of newly issued shares of our common stock equal to the settlement rate.

        The settlement rate, which is the number of newly issued shares of our common stock issuable upon settlement of a purchase contract on the stock purchase date, subject to adjustment under certain circumstances as described under "—Anti-dilution Adjustments" below, will be as follows:

  •
  If the "applicable market value" of our common stock, which is the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date, is equal to or greater than the threshold appreciation price of $            , which is     % above $            , the settlement rate, which is equal to $25 divided by $            , will be            shares of our common stock per purchase contract. Accordingly, if the market price for our common stock increases to an amount that is greater than $            on the settlement date, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of our common stock, will be greater than $25, and if the market price equals $            , the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of our common stock, will equal $25.

  •
  If the applicable market value of our common stock is less than $            but greater than $            , the settlement rate will be equal to $25 divided by the applicable market value of our common stock per purchase contract. Accordingly, if the market price for our common stock increases but that market price is less than $            on the settlement date, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of our common stock, will equal $25.

  •
  If the applicable market value of our common stock is less than or equal to $            , the settlement rate, which is equal to $25 divided by $            , will be            shares of our

    common stock per purchase contract. Accordingly, if the market price for our common stock decreases to an amount that is less than $            on the settlement date, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of our common stock, will be less than $25, and if the market price equals $            , the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of our common stock, will equal $25.

        For purposes of determining the applicable market value for our common stock, the closing price of our common stock on any date of determination means the closing sale price or, if no closing price is reported, the last reported sale price of our common stock on the New York Stock Exchange on that date. If our common stock is not listed for trading on the New York Stock Exchange on any date, the closing price of our common stock on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, as reported by the Nasdaq stock market, or, if our common stock is not so reported, the last quoted bid price for our common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

        A trading day is a day on which our common stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

Settlement

        Settlement of the purchase contracts will occur on the stock purchase date, unless:

  •
  you have settled the related purchase contract prior to the stock purchase date through the delivery of cash to the purchase contract agent in the manner described in "—Early Settlement" or "—Notice to Settle with Cash";

  •
  we are involved in a merger, acquisition or consolidation prior to the stock purchase date in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, and you have settled the related purchase contract through an early settlement as described in "—Early Settlement upon Cash Merger"; or

  •
  an event described under "—Termination of Purchase Contracts" below has occurred.

        The settlement of the purchase contracts on the stock purchase date will occur as follows:

  •
  for the stripped units or normal units that include pledged treasury securities, the cash payments on the treasury securities will automatically be applied to satisfy in full your obligation to purchase our common stock under the purchase contracts; and

  •
  for the normal units in which the related senior notes remain a part of the normal units because of a failed remarketing, we will exercise our rights as a secured party to dispose of the senior notes in accordance with applicable law in order to satisfy in full your obligation to purchase our common stock under the purchase contracts.

In either event, our common stock will then be issued and delivered to you or your designee, upon payment of the applicable consideration, presentation and surrender of the certificate evidencing the units, if the units are held in certificated form, and payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you.

        Prior to the date on which shares of our common stock are issued in settlement of the purchase contracts, our common stock underlying the related purchase contracts will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock, by virtue of holding the purchase contracts.

        No fractional shares of common stock will be issued by us pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable, you will be entitled to receive an amount in cash equal to the fraction of a share, calculated on an aggregate basis in respect of the purchase contracts you are settling, multiplied by the applicable market value.

Remarketing

        The senior notes held by each holder of a normal unit will be remarketed in a remarketing, unless the holder elects not to participate in the remarketing. The proceeds of such remarketing will be used to purchase treasury securities, which will be pledged to secure the obligations of such participating holder of normal units under the related purchase contract. Cash payments received upon maturity of the pledged treasury securities underlying the normal unit of such holder will be used to satisfy such holder's obligation to purchase our common stock on the stock purchase date.

        Unless a holder of normal units delivers treasury securities in the amount and the types specified by the remarketing agent, as described below, the senior notes that are included in the normal units will be remarketed on the remarketing date, or, if the remarketing agent fails to remarket the senior notes on such date, a later date as described below. The remarketing date will be the third business day preceding                , 2005, the last quarterly payment date before the stock purchase date.

        We will enter into a remarketing agreement with a nationally recognized investment banking firm, pursuant to which that firm will agree, as remarketing agent, to use commercially reasonable best efforts to remarket the senior notes that are included in normal units and that are participating in the remarketing at a price equal to at least 100.25% of the remarketing value.

        The "remarketing value" will be equal to the sum of:

  (1)
  the value at the remarketing date of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to the aggregate interest payments that are scheduled to be payable on that quarterly payment date on each senior note which is included in a normal unit and which is participating in the remarketing, assuming for this purpose, even if not true, that the interest rate on the senior notes remains at the initial rate; and

  (2)
  the value at the remarketing date of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to $25 for each senior note which is included in a normal unit and which is participating in the remarketing.

        For purposes of (1) and (2) above, the value on the remarketing date of the treasury securities will assume that (a) the treasury securities are highly liquid treasury securities maturing on or within 35 days prior to the stock purchase date (as determined in good faith by the remarketing agent in a manner intended to minimize the cash value of the treasury securities) and (b) those treasury securities are valued based on the ask-side price of the treasury securities at a time between 9:00 a.m. and 11:00 a.m., New York City time, selected by the remarketing agent, on the remarketing date (as determined on a third-day settlement basis by a reasonable and customary means selected in good faith by the remarketing agent) plus accrued interest to that date.

        The remarketing agent will use the proceeds from the remarketing of the senior notes included in normal units in a successful remarketing described in this section to purchase, in the discretion of the remarketing agent, in open market transactions or at treasury auction, the amount and the types of treasury securities described in (1) and (2) above, which it will deliver through the purchase contract agent to the collateral agent to secure the obligations under the related purchase contracts of the holders of the normal units whose senior notes participated in the remarketing. The remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing. The remarketing agent will remit the remaining portion of the proceeds, if any, to the holders of the normal units participating in the remarketing.

        Alternatively, a holder of normal units may elect not to participate in the remarketing and retain the senior notes underlying those normal units by delivering the treasury securities described in (1) and (2) above, in the amount and the types specified by the remarketing agent, applicable to the holder's senior notes, to the purchase contract agent on the fourth business day prior to the remarketing date to satisfy its obligations under the related purchase contracts.

        The purchase contract agent will give holders notice of the remarketing, including the specific treasury securities (including the CUSIP numbers and/or the principal terms thereof) that must be delivered by holders that elect not to participate in the remarketing, on the seventh business day prior to the remarketing date. A holder electing not to participate in the remarketing must notify the purchase contract agent of such election and deliver such specified treasury securities to the purchase contract agent not later than 10:00 a.m., New York City time, on the fourth business day prior to the remarketing date. A holder that notifies the purchase contract agent of such election but does not so deliver the treasury securities and a holder that does not notify the purchase contract agent will be deemed to have elected to participate in the remarketing. On the stock purchase date, the purchase contract agent will apply the cash payments received on the pledged treasury securities to pay the purchase price under the related purchase contracts.

        If, as described above, the remarketing agent cannot establish a reset rate on the remarketing date that will be sufficient to cause the then current aggregate market value of all the outstanding senior notes to be equal to at least 100.25% of the remarketing value, assuming, even if not true, that all of the senior notes are held as components of normal units and will be remarketed, and the remarketing agent cannot remarket the senior notes participating in the remarketing on the remarketing date at a price equal to at least 100.25% of the remarketing value, determined on the basis of the senior notes being remarketed, the remarketing agent will attempt to establish a reset rate meeting these requirements on each of the two immediately following business days. If the remarketing agent cannot establish a reset rate meeting these requirements on either of those days, it will attempt to establish such a reset rate on each of the three business days immediately preceding    , 2005. If the remarketing agent cannot establish such a reset rate during that period, it will further attempt to establish such a reset rate on each of the three business days immediately preceding the stock purchase date. We refer to each of these three business day periods as "remarketing periods" in this prospectus supplement. Any such remarketing will be at a price equal to at least 100.25% of the remarketing value (determined on the basis of the senior notes being remarketed) on the subsequent remarketing date. If the remarketing agent fails to remarket the senior notes underlying the normal units at that price by the end of the business day immediately preceding the stock purchase date, any holder of normal units that has not otherwise settled its purchase contract in cash by the close of business on that day (but without regard to the notice requirements described below under "—Notice to Settle With Cash") will be deemed to have directed us to retain the securities pledged as collateral in satisfaction of such holder's obligations under the related purchase contract, and we will exercise our rights as a secured party to dispose of such securities in accordance with applicable law and to satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase our common stock under the related purchase contract on the stock purchase date.

        The obligation of a holder of purchase contracts to pay the purchase price for our common stock under the underlying purchase contracts on the stock purchase date is a non-recourse obligation payable solely out of the proceeds of the senior notes or treasury securities pledged as collateral to secure the purchase obligation. In no event will a holder of a purchase contract be liable for any deficiency between such proceeds and the purchase price for our common stock under the purchase contract.

        We will cause a notice of any failed remarketing period to be published on the fourth business day immediately following such period, by publication in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal. We will also release this information by means of Bloomberg and Reuters newswire. In addition, we will request, not later than seven nor more than 15 calendar days prior to the remarketing period, that the depositary (initially The Depository Trust Company) notify its participants holding senior notes, normal units and stripped units of the remarketing period.

Optional Remarketing

        Under the remarketing agreement, on or prior to the fourth business day immediately preceding the first day of a remarketing period, holders of senior notes that are not included as part of normal units may elect to have their senior notes included in the remarketing by delivering their senior notes along with a notice of this election to the collateral agent prior to the beginning of a remarketing period, but no earlier than the payment date immediately preceding                          , 2005. The collateral agent will hold these senior notes in an account separate from the collateral account in which the securities pledged to secure the holders' obligations under the purchase contracts will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw that election on or prior to the fourth business day immediately preceding the first day of the relevant remarketing period.

        On the third business day immediately prior to            , 2005, the custodial agent will deliver these separate senior notes to the remarketing agent for remarketing. The remarketing agent will use commercially reasonable best efforts to remarket the separately held senior notes included in the remarketing on the remarketing date at a price equal to at least 100.25% of the remarketing value, determined on the basis of the separately held senior notes being remarketed. After deducting as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing, the remarketing agent will remit to the collateral agent the remaining portion of the proceeds, if any, for payment to such participating holders.

        If, as described above, the remarketing agent cannot remarket the senior notes during the remarketing period, the remarketing agent will promptly return the senior notes to the custodial agent to release to the holders. Holders of senior notes that are not components of normal units may elect to have their senior notes remarketed during any subsequent remarketing period pursuant to the procedures described above.

Early Settlement

        At any time not later than 10:00 a.m., New York City time, on the seventh business day prior to                          , 2005, a holder of units may settle the related purchase contracts by delivering to the purchase contract agent immediately available funds in an amount equal to $25 multiplied by the number of purchase contracts being settled. Holders may settle the related purchase contracts early only in integral multiples of 40.

        No later than the third business day after an early settlement, we will issue, and the holder will be entitled to receive,            shares of our common stock for each unit early settled, regardless of the market price of our common stock on the date of early settlement, subject to adjustment under the circumstances described under "—Anti-dilution Adjustments" below. At that time, the holder's right to receive future contract adjustment payments and any deferred contract adjustment payments will terminate. The holder will also receive the senior notes or treasury securities underlying those units.

Notice to Settle with Cash

        Unless the treasury securities have replaced the senior notes as a component of normal units as a result of a successful remarketing of the senior notes or a tax event redemption, a holder of normal units may settle the related purchase contract with separate cash prior to 11:00 a.m., New York City time, on the business day immediately preceding the stock purchase date. A holder of a normal unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the normal unit certificate evidencing the normal unit at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the seventh business day immediately preceding the stock purchase date. If a holder who has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent on the business day immediately preceding the stock purchase date, such holder will be deemed to have directed us to retain the related senior note in full satisfaction of the holder's obligation to purchase shares of our common stock under the related purchase contract.

Early Settlement Upon Cash Merger

        Prior to the stock purchase date, if we are involved in a merger, acquisition or consolidation in which at least 30% of the consideration for our common stock consists of cash or cash equivalents ("cash merger"), then on or after the date of the cash merger each holder of the units will have the right to accelerate and settle the related purchase contract at the settlement rate in effect immediately before the cash merger. We refer to this right as the "merger early settlement right." We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be not less than 20 nor more than 30 days after the date of the notice, on which the optional early settlement will occur and a date by which each holder's merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, on or one business day before the early settlement date, the certificate evidencing your units, if the units are held in certificated form, and payment of the applicable purchase price in the form of a certified or cashier's check. If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time. You will also receive the senior notes or treasury securities underlying those units. If you do not elect to exercise your merger early settlement right, your units will remain outstanding and continue to be subject to normal settlement on the stock purchase date.

Anti-dilution Adjustments

        The formula for determining the settlement rate and the number of shares of our common stock to be delivered upon an early settlement may be adjusted, without duplication, if certain events occur, including:

  (1)
  the payment of a stock dividend or other distributions on our common stock;

  (2)
  the issuance to all holders of our common stock of rights or warrants, other than any dividend reinvestment or share purchase or similar plans, entitling them to subscribe for or purchase our common stock at less than the current market price (as defined below);

  (3)
  subdivisions, splits and combinations of our common stock;

  (4)
  distributions to all holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution covered by clause (1) or (2) above and any dividend or distribution paid exclusively in cash);

  (5)
  distributions (other than regular quarterly cash dividends) consisting exclusively of cash to all holders of our common stock in an aggregate amount that, when combined with (a) other all-cash distributions (other than regular quarterly cash dividends) made within the preceding 12 months and (b) the cash and the fair market value, as of the date of expiration of the tender or exchange offer referred to below, of the consideration paid in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or a subsidiary of ours for our common stock concluded within the preceding 12 months, exceeds 15% of our aggregate market capitalization (such aggregate market capitalization being the product of the current market price of our common stock multiplied by the number of shares of common stock then outstanding) on the date fixed for the determination of stockholders entitled to receive such distribution; and

  (6)
  the successful completion of a tender or exchange offer made by us or any subsidiary of ours for our common stock that involves an aggregate consideration that, when combined with (a) any cash and the fair market value of other consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or a subsidiary of ours for our common stock concluded within the preceding 12 months and (b) the aggregate amount of any all-cash distributions (other than regular quarterly cash dividends) to all holders of our common stock made within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the date of expiration of such tender or exchange offer.

        The "current market price" per share of our common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, means the first date on which our common stock trades without the right to receive the issuance or distribution.

        In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of units, become a contract to purchase only the kind and amount of such securities, cash or property instead of our common stock. In such event, on the stock purchase date the settlement rate then in effect will be applied to the value on the stock purchase date of the securities, cash or property a holder would have received if it had held the shares covered by the purchase contract when the applicable transaction occurred. Holders have the right to settle their obligations under the purchase contracts early in the event of certain cash mergers as described under "—Early Settlement Upon Cash Merger."

        If at any time we make a distribution of property to our common stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes (that is, distributions, evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock), and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, that increase may be deemed to be the receipt of taxable income to holders of units. See "U.S. Federal Income Tax Consequences—Purchase Contracts—Adjustment to Settlement Rate."

        In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the settlement rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

  •
  the settlement rate by

  •
  a fraction, the numerator of which is the current market price of our common stock plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock and the denominator of which is the current market price of our common stock.

        The adjustment to the settlement rate under the preceding paragraph will occur on the date that is the earlier of:

  •
  the tenth trading day following the effective date of the spin-off and

  •
  the date of the securities being offered in the initial public offering of the spin-off, if that initial public offering is effected simultaneously with the spin-off.

        For purposes of this section, "initial public offering" means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

        In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock over the first 10 trading days following the effective date of the spin-off.

        If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

        In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

        Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. If any adjustment is not required to be made because it would not increase or decrease the settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment.

        We will be required, as soon as practicable following the occurrence of an event that requires or permits an adjustment in the settlement rate, to provide written notice to the purchase contract agent of the occurrence of that event. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

        Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of our common stock issuable upon early settlement of a purchase contract.

Pledged Securities and Pledge Agreement

        The senior notes or treasury securities underlying the units will be pledged to the collateral agent for our benefit. Under the pledge agreement, the pledged securities will secure the obligations of holders of units to purchase our common stock under the purchase contract. A holder of a unit cannot separate or separately transfer the purchase contract from the pledged securities underlying the unit. Your rights to the pledged securities will be subject to our security interest created by the pledge agreement. You will not be permitted to withdraw the pledged securities related to the units from the pledge arrangement except:

  •
  to substitute specified treasury securities for the related pledged senior notes or other pledged treasury securities in order to create a stripped unit;

  •
  to substitute senior notes or specified treasury securities for the related pledged treasury securities upon the recreation of a normal unit;

  •
  upon delivering specified treasury securities when electing not to participate in a remarketing; or

  •
  upon the termination or early settlement of the purchase contracts.

        Subject to our security interest and the terms of the purchase contract agreement and the pledge agreement:

  •
  each holder of normal units that include senior notes will retain ownership of the senior notes and will be entitled through the purchase contract agent and the collateral agent to all of the rights of a holder of the senior notes, including interest payments, voting, redemption and repayment rights; and

  •
  each holder of units that include treasury securities will retain ownership of the treasury securities.

        We will have no interest in the pledged securities other than our security interest.

Quarterly Payments on Pledged Securities

        The collateral agent, upon receipt of quarterly interest payments on the pledged securities underlying the normal units, will distribute those payments to the purchase contract agent, which will, in turn, distribute that amount to persons who were the holders of normal units on the record date for the payment. As long as the units remain in book-entry only form, the record date for any payment will be one business day before the relevant payment date.

Termination of Purchase Contracts

        The purchase contracts, our related rights and obligations and those of the holders of the units, including their rights to receive accumulated contract adjustment payments or deferred contract adjustment payments and obligations to purchase our common stock, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization.

        Upon such a termination of the purchase contracts, the collateral agent will release the securities held by it to the purchase contract agent for distribution to the holders. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the federal bankruptcy code, a delay in the release of the pledged senior notes or treasury securities may occur as a result of the imposition of an automatic stay under the bankruptcy code and continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy judge agrees to lift it and return your collateral to you.

The Purchase Contract Agreement

        Distributions on the units will be payable, purchase contracts will be settled and transfers of the units will be registrable at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the units do not remain in book-entry only form, payment of distributions on the units may be made, at our option, by check mailed to the address of the persons shown on the unit register.

        If any quarterly payment date or the stock purchase date is not a business day, then any payment required to be made on that date will be made on the next business day (and so long as the payment is made on the next day that is a business day, without any interest or other payment on account of any such delay), except that if the next business day is in the next calendar year, the payment or settlement will be made on the prior business day with the same force and effect as if made on the payment date.

        If your units are held in certificated form and you fail to surrender the certificate evidencing your units to the purchase contract agent on the stock purchase date, the shares of our common stock issuable in settlement of the related purchase contracts will be registered in the name of the purchase contract agent. These shares, together with any distributions on them, will be held by the purchase contract agent as agent for your benefit, until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

        If your units are held in certificated form and (1) the purchase contracts have terminated prior to the stock purchase date, (2) the related pledged securities have been transferred to the purchase contract agent for distribution to the holders and (3) you fail to surrender the certificate evidencing your units to the purchase contract agent, the pledged securities that would otherwise be delivered to you and any related payments will be held by the purchase contract agent as agent for your benefit, until you present and surrender the certificate or provide the evidence and indemnity described above.

        The purchase contract agent will not be required to invest or to pay interest on any amounts held by it before distribution.

        No service charge will be made for any registration of transfer or exchange of the units, except for any applicable tax or other governmental charge.

Modification

        The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, to modify the purchase contract agreement or the pledge agreement without the consent of the holders for, among other things, the following purposes:

  •
  to evidence the succession of another person to our obligations;

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  to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;
  •
  to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent, custodial agent or securities intermediary; or
  •
  to cure any ambiguity, to correct or supplement any provisions that may be inconsistent, or to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders.

        The purchase contract agreement, the pledge agreement and the purchase contracts may be amended or modified with the consent of the holders of a majority of the units at the time outstanding. However, no modification or amendment may, without the consent of the holder of each outstanding unit affected by the modification or amendment:

  •
  change any payment date;
  •
  change the amount or type of pledged securities required to be pledged to secure obligations under the units, impair the right of the holder of any units to receive distributions on the pledged securities underlying the units or otherwise adversely affect the holder's rights in or to the pledged securities;
  •
  change the place or currency of payment for any amounts payable in respect of the units, increase any amounts payable by holders in respect of the units or decrease any other amounts receivable by holders in respect of the units;
  •
  reduce any contract adjustment payment or change the place or currency of that payment;
  •
  impair the right to institute suit for the enforcement of any purchase contract;
  •
  reduce the number of shares of common stock purchasable under any purchase contract, increase the price to purchase shares of common stock on settlement of any purchase contract, change the stock purchase date or otherwise adversely affect the holder's rights under any purchase contract; or
  •
  reduce the above stated percentage of outstanding units the consent of whose holders is required for the modification or amendment of the provisions of the purchase contract agreement, the pledge agreement or the purchase contracts.

No Consent to Assumption

        Each holder of units, by acceptance of these securities, will under the terms of the purchase contract agreement and the units be deemed expressly to have withheld any consent to assumption (i.e. affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the federal bankruptcy code.

Consolidation, Merger, Sale or Conveyance

        We will agree in the purchase contract agreement that we will not (1) merge with or into or consolidate with any other entity or (2) sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity unless:

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  we are the continuing entity or the successor entity organized under the laws of the United States of America or any state or the District of Columbia;
  •
  the successor entity expressly assumes our obligations under the purchase contract agreement, the pledge agreement, the purchase contracts and the remarketing agreement; and
  •
  we or the successor entity is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of our or its obligations under the purchase contract agreement, the pledge agreement, the purchase contracts or the remarketing agreement.

Title

        We, the purchase contract agent and the collateral agent and any agent of ours, the purchase contract agent and the collateral agent may treat the registered holder of any units as the absolute owner of those units for the purpose of making payment and settling the related purchase contracts and for all other purposes regardless of any notice to the contrary.

Defaults under the Purchase Contract Agreement

        Within 30 days after the occurrence of any default by us in any of our obligations under the purchase contract agreement of which a responsible officer of the purchase contract agent (as defined in the purchase contract agreement) has actual knowledge, the purchase contract agent will give notice of such default to the holders of the units unless such default has been cured or waived.

        The purchase contract agent is not required to enforce any of the provisions of the purchase contract agreement against us. Each holder of units shall have the right to institute suit for the enforcement of any payment of contract adjustment payments then due and payable and the right to purchase our common stock as provided in such holder's purchase contract and generally exercise any other rights and remedies provided by law.

        The holders of a majority of the outstanding purchase contracts voting as one class may waive any past default by us and its consequences, except a default (a) in any payment on any unit or (b) in respect of a provision of the purchase contract agreement which cannot be modified or amended without the consent of the holder of each outstanding unit affected.

        The Trust Indenture Act of 1939 requires us to provide annually to the purchase contract agent a certificate of one of its principal officers as to our compliance with all conditions and covenants in the purchase contract agreement.

Governing Law

        The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by New York law.

Book-Entry System

        The Depository Trust Company ("DTC" or the "depositary") will act as securities depositary for the units. The units will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully-registered global security certificates, representing the total aggregate number of units, will be issued and deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. Those laws may impair the ability to transfer beneficial interests in the units so long as the units are represented by global security certificates.

        The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc., collectively referred to as participants. Access to the depositary system is also available to others, including securities brokers and dealers, bank and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly, collectively referred to as indirect participants. The rules applicable to the depositary and its direct participants and indirect participants are on file with the SEC.

        No units represented by global security certificates may be exchanged in whole or in part for units registered, and no transfer of global security certificates will be made in whole or in part for units registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary, unless, however, the depositary has notified us that it is unwilling or unable to continue as depositary for the global security certificates, or we have elected to terminate the book-entry system through the depositary. All units represented by one or more global security certificates or any portion of them will be registered in those names as the depositary may direct.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or that nominee will be considered the sole owner and holder of the global security certificates and all units represented by those certificates for all purposes under the units and the purchase contract agreement, except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have the global security certificates or the units represented by those certificates registered in their names, will not receive or be entitled to receive physical delivery of units certificates in exchange and will not be considered to be the owners or holders of the global security certificates or any units represented by those certificates for any purpose under the units or the purchase contract agreement. All payments on the units represented by the global security certificates and all related transfers and deliveries of senior notes, treasury securities and common stock will be made to the depositary or its nominee as their holder.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee with respect to participants' interests or by the participant with respect to interests of persons held by the participants on their behalf.

        Procedures for settlement of purchase contracts on the stock purchase date or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

        Neither we nor any of our agents, nor the purchase contract agent nor any of its agents, will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to those beneficial ownership interests.

        The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Replacement of Units Certificates

        If physical certificates are issued, we will replace any mutilated certificate at your expense upon surrender of that certificate to the purchase contract agent. We will replace certificates that become destroyed, lost or stolen at your expense upon delivery to us and the purchase contract agent of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

        We, however, are not required to issue any certificates representing units on or after the stock purchase date or after the purchase contracts have terminated. In place of the delivery of a replacement certificate following the stock purchase date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of our common stock issuable pursuant to the purchase contracts included in the units evidenced by the certificate, or, if the purchase contracts have terminated prior to the stock purchase date, transfer the pledged securities related to the units evidenced by the certificate.

Information Concerning the Purchase Contract Agent

        The Bank of New York will initially act as purchase contract agent. The purchase contract agent will act as the agent and attorney-in-fact for the holders of units from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary authority in connection with a default under the terms of the purchase contract agreement, the pledge agreement, the purchase contract or the pledged securities.

        The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. Resignation or replacement of the purchase contract agent would be effective upon the appointment of a successor.

        The purchase contract agent and its affiliates is one of a number of banks with which we and our subsidiaries maintain various banking and trust relationships.

Information Concerning the Collateral Agent

        BNY Trust Company of Missouri will initially act as collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the units except for the obligations owed by a pledgee of property to the owner thereof under the pledge agreement and applicable law.

        The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. Resignation or replacement of the collateral agent would be effective upon the appointment of a successor.

        The collateral agent and its affiliates is one of a number of banks with which we and our subsidiaries maintain various banking and trust relationships.

Miscellaneous

        The purchase contract agreement will provide that we will pay all fees and expenses related to:

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  the offering of the units;
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  the retention of the collateral agent;
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  the enforcement by the purchase contract agent of the rights of the holders of the units; and
  •
  with certain exceptions, stock transfer and similar taxes attributable to the initial issuance and delivery of our common stock upon settlement of the purchase contracts.

        Should you elect to create stripped units or recreate normal units, you will be responsible for any fees or expenses payable in connection with the substitution of the applicable pledged securities, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we will not be responsible for any of those fees or expenses.

DESCRIPTION OF THE SENIOR NOTES

        The senior notes are to be issued under our senior indenture dated as of December 1, 2001 between Ameren and The Bank of New York, as trustee. A copy of the senior indenture is on file with the SEC and may be obtained by accessing the internet address provided or contacting us as described under "Where You Can Find More Information" in the accompanying prospectus. The following description is not complete, and we refer you to the senior indenture and the instrument establishing the senior notes, which will govern your rights as a holder of senior notes. You should read the senior indenture and that instrument carefully to fully understand the terms of the senior notes. In addition, to the extent that the following description is not consistent with that contained in the accompanying prospectus under "Description of Debt Securities," you should rely on this description.

General

        The title of the senior notes will be    % Notes due        , 2007. The senior notes will mature on                , 2007. The senior notes will initially pay interest at the annual rate of    % on each    ,    ,    and    , commencing on                , 2002, for quarterly payments due on or before                , 2005. The senior notes will bear interest from the original issuance date. If the senior notes are successfully remarketed, they will pay interest at the reset rate from the date on which they are successfully remarketed until they mature on                          , 2007. If the remarketing agent cannot establish a reset rate meeting the requirements described under "Description of the Equity Security Units—Remarketing," the remarketing agent will not reset the interest rate on the senior notes and the reset rate will continue to be the initial annual rate of    %, until the remarketing agent can establish such a reset rate on a later remarketing date prior to the stock purchase date. The senior notes are not redeemable prior to their stated maturity except as described below and will not have the benefit of a sinking fund.

        The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 90-day period. In the event that any date on which interest is payable on the senior notes is not a business day, the payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, except that, if the business day is in the next succeeding calendar year, then the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the scheduled payment date.

        The senior notes will be issued in denominations of $25 and integral multiples of $25. Principal and interest with respect to senior notes will be payable, the transfer of senior notes will be registrable and senior notes will be exchangeable for senior notes of a like aggregate principal amount in denominations of $25 and integral multiples of $25, at the office or agency maintained by us for this purpose in New York City. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

        The trustee will initially be the security registrar and the paying agent for the senior notes. All transactions with respect to the senior notes, including registration, transfer and exchange of the senior notes, will be handled by the security registrar at an office in New York City designated by us. We have initially designated the corporate trust office of the trustee as that office. In addition, holders of the senior notes should address any notices to us regarding the senior notes to that office. We will notify holders of the senior notes of any exchange in the location of that office.

        Payment of the principal and interest on the senior notes will rank equally with all of our other unsecured and unsubordinated debt. As of December 31, 2001, we had approximately $558 million of indebtedness, including $150 million of senior debt securities outstanding under the senior indenture, that would have ranked equally with the senior notes. In January 2002, we issued an additional $100 million of senior debt securities under the senior indenture, the net proceeds of which were used to repay a portion of our short-term debt. In addition, we have been granted authority by the SEC under the Public Utility Holding Company Act of 1935 to issue up to $1.5 billion of guarantees for the benefit of our non-utility subsidiaries and expect to have such guarantees outstanding from time to time in various aggregate amounts. The senior indenture does not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

        We may, without the consent of the holders of the senior notes, create and issue additional debt securities ranking equally with the senior notes and otherwise similar in all respects so that such further debt securities would be consolidated and form a single series of debt securities.

        Ameren is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the senior notes, are dependent upon the earnings of our subsidiaries and distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the senior notes or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior notes will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. As of December 31, 2001, our subsidiaries had approximately $3.3 billion of aggregate outstanding debt and preferred stock.

        There are no provisions in either the senior indenture or the senior notes that protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change of control.

Remarketing

        The senior notes will be remarketed as described under "Description of the Equity Security Units—Remarketing."

Optional Remarketing

        Under the remarketing agreement, on or prior to the fourth business day immediately preceding the first day of a remarketing period, holders of senior notes that are not included in normal units may elect to have their senior notes remarketed in the same manner as senior notes that are included in normal units by delivering their senior notes along with a notice of this election to the collateral agent. The collateral agent will hold the senior notes in an account separate from the collateral account in which the pledged securities will be held. Holders of senior notes electing to have their notes remarketed will also have the right to withdraw the election on or prior to the fourth business day immediately preceding the first day of the relevant remarketing period.

Tax Event Redemption

        If a tax event occurs and is continuing, we may, at our option, redeem the senior notes in whole, but not in part, at any time at a price, which we refer to as the redemption price, equal to, for each senior note, the redemption amount referred to below plus accrued and unpaid interest, if any, to the date of redemption. Installments of interest on senior notes which are due and payable on or prior to a redemption date will be payable to holders of the senior notes registered as such at the close of business on the relevant record dates. If, following the occurrence of a tax event, we exercise our option to redeem the senior notes, the proceeds of the redemption will be payable in cash to the holders of the senior notes. If a tax event redemption occurs prior to a successful remarketing of the senior notes, the redemption price for the senior notes forming part of normal units at the time of the tax event redemption will be distributed to the collateral agent, who in turn will purchase the applicable treasury portfolio described below on behalf of the holders of normal units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. The treasury portfolio will be substituted for the redeemed senior notes and will be pledged to the collateral agent to secure the obligations of the holders of the normal units to purchase shares of our common stock under the purchase contracts.

        "Tax event" means the receipt by Ameren of an opinion of nationally recognized tax counsel experienced in such matters (which may be Thelen Reid & Priest LLP) to the effect that there is more than an insubstantial risk that interest payable by us on the senior notes on the next interest payment date will not be deductible, in whole or in part, by us for United States federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of any such law or regulations by any legislative body, court, governmental agency or regulatory authority or any official interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of this prospectus supplement, which amendment, change, or proposed change is effective or which interpretation or pronouncement is announced on or after the date of this prospectus supplement.

        If a tax event redemption occurs prior to a successful remarketing of the senior notes, the treasury portfolio to be purchased on behalf of the holders of the normal units will consist of interest or principal strips of U.S. treasury securities which mature on or prior to the stock purchase date in an aggregate amount equal to the aggregate principal amount of the senior notes included in the normal units and with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date and on or before    , 2005, interest or principal strips of U.S. treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the senior notes on that date if the interest rate of the senior notes were not reset on the applicable reset date. These treasury securities are non-callable by us.

        Solely for purposes of determining the treasury portfolio purchase price in the case of a tax event redemption date occurring prior to a successful remarketing of the senior notes, "treasury portfolio" shall mean a portfolio of zero-coupon U.S. treasury securities consisting of principal or interest strips of U.S. treasury securities that mature on or prior to the stock purchase date in an aggregate amount equal to the aggregate principal amount of the senior notes outstanding on the tax event redemption date and with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date and no later than the stock purchase date, interest or principal strips of U.S. treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the senior notes outstanding on the tax event redemption date.

        "Redemption amount" means in the case of a tax event redemption occurring prior to a successful remarketing of the senior notes, for each senior note the product of the principal amount of the senior note and a fraction whose numerator is the treasury portfolio purchase price and whose denominator is the aggregate principal amount of senior notes included in normal units, and in the case of a tax event redemption date occurring after a successful remarketing of the senior notes, the aggregate principal amount of the senior notes. Depending on the amount of the treasury portfolio purchase price, the redemption amount could be less than or greater than the principal amount of the senior notes.

        "Treasury portfolio purchase price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the treasury portfolio for settlement on the tax event redemption date.

        "Quotation agent" means each of Goldman, Sachs & Co. or Lehman Brothers Inc. or any of their respective successors or any other primary U.S. government securities dealer in New York City selected by us.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of senior notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the senior notes. In the event any senior notes are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the senior notes to be redeemed.

Book-Entry and Settlement

        Senior notes that are released from the pledge following substitution or early settlement will be issued in the form of one or more global certificates, which we refer to as global securities, registered in the name of the depositary or its nominee. Except as provided below and except upon recreation of normal units, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders (as defined in the senior indenture) thereof for any purpose under the senior indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the senior indenture.

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

        In the event that

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depository has been appointed within 90 days after this notice, or
  •
  the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at which time the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or
  •
  we determine in our sole discretion that we will no longer have debt securities represented by global securities or permit any the global security certificates to be exchangeable or an event of default under the senior indenture has occurred and is continuing, certificates for the notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for senior note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the units, the senior notes, treasury securities and purchase contracts that are or may be the components of a unit, and shares of our common stock acquired under a purchase contract. This discussion only applies to U.S. holders who purchase units in the initial offering at their original offering price and hold the units, senior notes, treasury securities, purchase contracts and shares of our common stock as capital assets (generally, assets held for investment). For purposes of this discussion, the term "U.S. holder" means an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other entity or person generally subject to U.S. federal income tax on a net income basis. This discussion is based upon the Internal Revenue Code of 1986 as amended (the "Code"), treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders who are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding units, senior notes or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, or (3) persons whose functional currency is not the U.S. dollar). In addition, this discussion does not address alternative minimum taxes or any state, local or foreign tax laws. Prospective investors that are not U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in units, including the potential application of U.S. withholding taxes.

        No statutory, administrative or judicial authority directly addresses the treatment of units or instruments similar to units for U.S. federal income tax purposes. As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described herein. Prospective investors are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of units, senior notes, treasury securities, purchase contracts and shares of our common stock acquired under a purchase contract in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

Normal Units

        Allocation of Purchase Price.    A U.S. holder's acquisition of a normal unit will be treated as the acquisition of a unit consisting of two components, the senior note and the related purchase contract. The purchase price of each unit will be allocated between the senior note and the purchase contract constituting the unit, in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder's initial tax basis in the senior note and the purchase contract. We expect to report the fair market value of each senior note as $25.00 and the fair market value of each purchase contract as $0.00. This position will be binding on each U.S. holder (but not on the IRS) unless such U.S. holder explicitly discloses a contrary position on a statement attached to such U.S. holder's timely filed U.S. federal income tax return for the taxable year in which a unit is acquired. Thus, absent such disclosure, a U.S. holder should allocate the purchase price for a unit in accordance with the values reported by us. The remainder of this discussion assumes that this allocation of the purchase price of a unit will be respected for U.S. federal income tax purposes.

        Ownership of Senior Notes or Treasury Securities.    For U.S. federal income tax purposes, a U.S. holder will be treated as owning the senior notes or treasury securities constituting a part of the units owned. We (under the terms of the units) and each U.S. holder (by acquiring units) agree to treat the senior notes or treasury securities constituting a part of the units as owned by such U.S. holder for all tax purposes, and the remainder of this summary assumes such treatment. The U.S. federal income tax consequences of owning the senior notes or treasury securities are discussed below (see "—Senior Notes," "—Stripped Units" and "—Treasury Securities Purchased on Remarketing or a Tax Event Redemption").

        Sales, Exchanges or Other Taxable Dispositions of Units.    If a U.S. holder sells, exchanges or otherwise disposes of units in a taxable disposition, such U.S. holder will be treated as having sold, exchanged or disposed of each of the purchase contract and the senior note (or treasury securities) that constitute such unit. The proceeds realized on such disposition will be allocated among the purchase contract and the senior note (or treasury securities) in proportion to their respective fair market values. As a result, as to each of the purchase contract and the senior note (or treasury securities), a U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds received by such U.S. holder that is allocable to the purchase contract and the senior note (or treasury securities) and such U.S. holder's adjusted tax basis in the purchase contract and the senior note (or treasury securities), except that amounts received by a taxpayer who uses a cash method of tax accounting will be treated as ordinary interest income to the extent of accrued but unpaid interest on treasury securities not previously taken into income. For treatment of amounts received with respect to contract adjustment payments or deferred contract adjustment payments, see "—Purchase Contracts—Contract Adjustment Payments and Deferred Contract Adjustment Payments" below.

        In the case of the purchase contract and the treasury securities, such gain or loss generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder held the units for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. The rules governing the determination of the character of gain or loss on the disposition of a senior note are summarized below under "—Senior Notes—Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes." Because gain or loss on the disposition of a senior note generally should be treated as ordinary interest income or loss, disposition of a unit consisting of a purchase contract and a senior note before the interest reset date may give rise to capital gain or loss on the purchase contract and ordinary income or loss on the senior note, which must be reported separately for U.S. federal income tax purposes.

        If the sale, exchange or other disposition of a unit occurs when the purchase contract has a negative value, a U.S. holder should be considered to have received additional consideration for the senior note (or treasury securities) in an amount equal to such negative value and to have paid such amount to be released from such U.S. holder's obligations under the related purchase contract. Because, as discussed below, any gain on the disposition of a senior note prior to the purchase contract settlement date generally will be treated as ordinary interest income for U.S. federal income tax purposes, the ability to offset such interest income with a loss on the purchase contract may be limited. U.S. holders should consult their tax advisors regarding a disposition of a unit at a time when the purchase contract has a negative value.

Senior Notes

        Classification of the Senior Notes.    In connection with the issuance of the senior notes, our special tax counsel, Thelen Reid & Priest LLP, will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in the opinion, the senior notes will be classified as indebtedness for U.S. federal income tax purposes. We (under the terms of the senior notes) and each U.S. holder (by acquiring senior notes) agree to treat the senior notes as our indebtedness for all tax purposes.

        Original Issue Discount.    Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount, as set forth in the applicable treasury regulations. We intend to treat the senior notes in that manner, and the remainder of this discussion assumes that the senior notes will be so treated for U.S. federal income tax purposes.

        As discussed more fully below, the effects of applying such method will be (1) to require each U.S. holder, regardless of such holder's usual method of tax accounting, to use an accrual method with respect to the interest income on the senior notes, (2) to require each U.S. holder to accrue interest income in excess of interest payments actually received for all accrual periods through    , 2005, and possibly for accrual periods thereafter, and (3) generally to result in ordinary, rather than capital, treatment of any gain or loss on the sale, exchange or other disposition of the senior notes. (See "—Senior Notes—Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes" below.)

        A U.S. holder will be required to accrue original issue discount on a constant yield to maturity basis based on the "comparable yield" of the senior notes. The comparable yield of the senior notes generally will be the rate at which we would issue a fixed rate noncontingent debt instrument with terms and conditions similar to the senior notes. We have determined that the comparable yield is    % and the projected payments are $                        on    , 2002, $                        for each subsequent quarter ending on or prior to     , 2005 and $                        for each quarter ending after    , 2005. We have also determined that the projected payment for the senior notes, per $25 of principal amount, at the maturity date is $                        (which includes the stated principal amount of the senior notes as well as the final projected interest payment).

        The amount of original issue discount on a senior note for each accrual period is determined by multiplying the comparable yield of the senior note (adjusted for the length of the accrual period) by the senior note's adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each unit described above (see "—Normal Units—Allocation of Purchase Price"), the adjusted issue price of each senior note, per $25 of principal amount, at the beginning of the first accrual period will be $25, and the adjusted issue price of each senior note at the beginning of each subsequent accrual period will be equal to $25, increased by any original issue discount previously accrued by such U.S. holder on such senior note and decreased by the amount of projected payments on such senior note through such date. The amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that such U.S. holder holds the senior note.

        If, after the date on which the interest rate on the senior notes is reset, the remaining amounts of principal and interest payable differ from the payments set forth on the projected payment schedule, negative or positive adjustments reflecting such difference should generally be taken into account by such U.S. holder as adjustments to interest income in a reasonable manner over the period to which they relate. We expect to account for any such difference with respect to a period as an adjustment for that period.

        A U.S. holder is generally bound by the comparable yield and projected payment schedule provided by us under the terms of the units. If a U.S. holder decides to use its own comparable yield and projected payment schedule, it must explicitly disclose this fact and the reason that it has used its own comparable yield and projected payment schedule. In general, this disclosure must be made on a statement attached to the U.S. holder's timely filed U.S. federal income tax return for the taxable year that includes the date of its acquisition of the senior notes. The comparable yield and projected payment schedule are supplied by us solely for computing income under the noncontingent bond method for U.S. federal income tax purposes and do not constitute projections or representations as to the amounts that such U.S. holder will actually receive as a result of owning senior notes or units.

        Tax Basis in Senior Notes.    A U.S. holder's tax basis in a senior note will be equal to the portion of the purchase price for the units allocated to the senior notes as described above (see "—Normal Units—Allocation of Purchase Price"), increased by the amount of original issue discount included in income with respect to the senior note and decreased by the amount of projected payments with respect to the senior note through the computation date.

        Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes.    A U.S. holder will recognize gain or loss on a disposition of senior notes (including a redemption for cash or upon the remarketing thereof) in an amount equal to the difference between the amount realized by such U.S. holder on the disposition of the senior notes and such U.S. holder's adjusted tax basis in such senior notes. Selling expenses incurred by such U.S. holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. holder upon a disposition of senior notes. Gain recognized on the disposition of a senior note prior to the date on which the interest rate on the senior notes is reset will be treated as ordinary interest income. Loss recognized on the disposition of a senior note prior to the interest rate reset date will be treated as ordinary loss to the extent of such U.S. holder's prior inclusions of original issue discount on the senior note. Any loss in excess of such amount will be treated as a capital loss. In general, gain recognized on the disposition of a senior note on or after the interest rate reset date will be ordinary interest income to the extent attributable to the excess, if any, of the total remaining principal and interest payments due on the senior note over the total remaining payments set forth on the projected payment schedule for the senior note. Any gain recognized in excess of such amount and any loss recognized on such a disposition will generally be treated as a capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Purchase Contracts

        Acquisition of Our Common Stock Under a Purchase Contract.    A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to a U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in exchange for such fractional share. A U.S. holder's aggregate initial tax basis in the common stock acquired under a purchase contract should generally equal the purchase price paid for such common stock, plus the properly allocable portion of such U.S. holder's adjusted tax basis (if any) in the purchase contract (see "—Normal Units—Allocation of Purchase Price"), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for our common stock acquired under a purchase contract will commence on the day following the acquisition of such common stock.

        Early Settlement of Purchase Contract.    The purchase of our common stock on early settlement of a purchase contract will be taxed as described above. A U.S. holder of units will not recognize gain or loss on the return of such U.S. holder's proportionate share of senior notes or treasury securities upon early settlement of a purchase contract and will have the same adjusted tax basis and holding period in such senior notes or treasury securities as before such early settlement.

        Termination of Purchase Contract.    If a purchase contract terminates, a U.S. holder of units will recognize gain or loss equal to the difference between the amount realized (if any) and such U.S. holder's adjusted tax basis (if any) in the purchase contract at the time of such termination. Any such gain or loss will be capital and generally will be long-term capital gain or loss if the U.S. holder held the purchase contract for more than one year prior to such termination. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the return of such U.S. holder's proportionate share of senior notes or treasury securities upon termination of the purchase contract and such U.S. holder will have the same adjusted tax basis and holding period in such senior notes or treasury securities as before such termination.

        Adjustment to Settlement Rate.    A U.S. holder of units might be treated as receiving a constructive dividend distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment such U.S. holder's proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to our common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder of units even though such U.S. holder would not receive any cash related thereto.

        Contract Adjustment Payments and Deferred Contract Adjustment Payments.    There is no direct authority addressing the treatment, under current law, of the contract adjustment payments or deferred contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable ordinary income to a U.S. holder when received or accrued, in accordance with such U.S. holder's regular method of tax accounting. To the extent we are required to file information returns with respect to the contract adjustment payments or deferred contract adjustment payments, we intend to report such payments as taxable ordinary income to U.S. holders. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments and deferred contract adjustment payments, including the possibility that any contract adjustment payment or deferred contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis.

        The treatment of contract adjustment payments and deferred contract adjustment payments could affect a U.S. holder's adjusted tax basis in a purchase contract or shares of our common stock received under a purchase contract or the amount realized by a U.S. holder upon the sale or disposition of a unit or the termination of a purchase contract. In particular,

  •
  amounts received on a sale or disposition of a unit or on termination of a purchase contract with respect to any accrued but unpaid contract adjustment payments or deferred contract adjustment payments that have not been included in a U.S. holder's income may be treated as ordinary income,

  •
  any contract adjustment payments or deferred contract adjustment payments that have been included in a U.S. holder's income, but that have not been paid to such U.S. holder, should increase such U.S. holder's adjusted tax basis in the purchase contract, and

  •
  any contract adjustment payments or deferred contract adjustment payments that have been paid to a U.S. holder, but that have not been included in such U.S. holder's income, should either reduce such U.S. holder's adjusted tax basis in the purchase contract or result in an increase in the amount realized on a termination or disposition of the purchase contract.

Common Stock

        Any distribution on our common stock paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. holder when received. Any such dividend will be eligible for the dividends received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction.

        Upon a disposition of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder's adjusted tax basis in our common stock (see "—Purchase Contracts—Acquisition of Our Common Stock Under a Purchase Contract"). Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation.

Stripped Units

        Substitution of Treasury Securities to Create Stripped Units.    A U.S. holder of normal units who delivers treasury securities to the collateral agent in substitution for senior notes or other pledged securities generally will not recognize gain or loss upon the delivery of such treasury securities or the release of the senior notes or other pledged securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such treasury securities and senior notes or other pledged securities, and the purchase contract will not be affected by such delivery and release. In general, a U.S. holder will be required for U.S. federal income tax purposes to recognize original issue discount on the treasury securities on a constant yield basis, or acquisition discount on the treasury securities when it is paid or accrues generally in accordance with such U.S. holder's normal method of accounting. U.S. holders should consult their own tax advisors concerning the tax consequences of purchasing, owning and disposing of the treasury securities so delivered to the collateral agent.

        Substitution of Senior Notes to Recreate Normal Units.    A U.S. holder of stripped units who delivers senior notes to the collateral agent in substitution for pledged treasury securities generally will not recognize gain or loss upon the delivery of such senior notes or the release of the pledged treasury securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such pledged treasury securities and such senior notes. Such U.S. holder's tax basis in the senior notes, the pledged treasury securities and the purchase contract will not be affected by such delivery and release. U.S. holders should consult their own advisors concerning the tax consequences of purchasing, owning and disposing of the treasury securities so released to them.

Treasury Securities Purchased on Remarketing or a Tax Event Redemption

        A remarketing or a tax event redemption will be a taxable event for U.S. holders, which will be subject to tax in the manner described above under "—Senior Notes—Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes."

        Ownership of Treasury Securities.    In the event of a remarketing of the senior notes or a tax event redemption prior to the stock purchase date, we (under the terms of the units) and each U.S. holder (by acquiring units) agree to treat the U.S. holder's share of the treasury securities constituting a part of its units as owned by the U.S. holder for U.S. federal income tax purposes. In such a case, the U.S. holder will be required to include in income any amount earned on such pro rata portion of the treasury securities for U.S. federal income tax purposes. The remainder of this discussion assumes that U.S. holders will be treated as the owners of their share of the treasury securities constituting a part of such units for U.S. federal income tax purposes.

        Interest Income and Original Issue Discount.    In the event of a tax event redemption prior to the stock purchase date, the treasury securities will, and in the event of a remarketing of the senior notes, the treasury securities may, consist of stripped U.S. treasury securities. Following a remarketing of the senior notes or a tax event redemption prior to the stock purchase date, U.S. holders will be required to treat their pro rata portion of each stripped U.S. treasury security as a bond that was originally issued on the date the collateral agent acquired the relevant U.S. treasury securities and that has original issue discount equal to their pro rata portion of the excess of the amounts payable on such U.S. treasury securities over the value of the U.S. treasury securities at the time the collateral agent acquires them on behalf of U.S. holders. U.S. holders will be required to include such original issue discount (but not acquisition discount on short-term U.S. treasury securities as defined below) in income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis, regardless of their regular method of tax accounting. To the extent that a payment from the treasury securities made in respect of a scheduled interest payment on a remarketed or redeemed senior note exceeds the amount of such original issue discount, such payment will be treated as a return of a U.S. holder's investment in the treasury securities and will not be considered current income for U.S. federal income tax purposes.

        In the case of any U.S. treasury security with a maturity of one year or less from the date of its issue, U.S. holders will generally be required to include acquisition discount in income as it accrues only if they are accrual basis taxpayers. U.S. holders that are accrual basis taxpayers will generally accrue such acquisition discount on a straight-line basis, unless they make an election to accrue such acquisition discount on a constant yield to maturity basis.

        Tax Basis of U.S. Holders in their Share of Treasury Securities.    The initial tax basis of U.S. holders in their share of treasury securities will equal their pro rata portion of the amount paid by the collateral agent for the treasury securities. A U.S. holder's adjusted tax basis in its share of the treasury securities will be increased by the amount of original issue discount included in income with respect thereto and decreased by the amount of cash received in respect of its share of the treasury securities.

        Sales, Exchanges or Other Dispositions of a U.S. Holder's Share of Treasury Securities. U.S. holders that obtain the release of their share of the treasury securities and subsequently dispose of such interest will recognize gain or loss on such disposition in an amount equal to the difference between the amount realized upon such disposition and such U.S. holders' adjusted tax basis in the treasury securities.

Backup Withholding Tax and Information Reporting

        Unless a U.S. holder is an exempt recipient, such as a corporation, payments under units, senior notes, purchase contracts, treasury securities or common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from the sale of units, senior notes, purchase contracts, treasury securities or common stock, may be subject to information reporting and may also be subject to U.S. federal backup withholding tax if such U.S. holder fails to supply accurate taxpayer identification numbers or otherwise fail to comply with applicable U.S. information reporting or certification requirements. The U.S. federal backup withholding tax rate for 2002 is 30% and is scheduled to be reduced gradually to 28% by the year 2006 for payments made prior to taxable years beginning after December 31, 2010. Any amounts so withheld generally will be allowed as a credit against the U.S. holder's U.S. federal income tax liability.

ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition, holding and disposition of units (and the securities underlying such units) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "similar laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "plan").

        This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a plan, or who renders investment advice for a fee or other compensation to such a plan, is generally considered to be a fiduciary of the plan. Plans may purchase units (and the securities underlying such units) subject to the investing fiduciary's determination that the investment satisfies ERISA's fiduciary standards and other requirements under ERISA, the Code or similar laws applicable to investments by the plan.

        In considering an investment in the securities of a portion of the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary's duties to the plan including, without limitation, the prudence, diversification, exclusive benefit delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

        Any insurance company proposing to invest assets of its general account in the securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), which in certain circumstances treats those general account assets as assets of a plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Code. In addition, such potential investor should consider the effect of any subsequent legislation or other guidance that has or may become available relating to that decision, including Section 401(c) of ERISA and the regulations promulgated thereunder.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        The units (and the securities underlying such units) will be deemed to constitute "plan assets" and the acquisition, holding and disposition of the units (and the securities underlying such units) may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, if Ameren, the seller or the purchaser is a party in interest or disqualified person with respect to such plan, unless an exemption is available. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to these transactions. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment trust partnerships, PTCE 95-60 respecting life insurance company general accounts, PTCE 96-23 respecting transactions determined by in-house asset managers, and PTCE 75-1 respecting principal transactions by a broker-dealer. Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of plans which consider purchasing units (and the securities underlying such units) in reliance on these or any other PTCEs should carefully review such PTCE to assure it is applicable.

        Accordingly, by its purchase of the units (and the securities underlying such units), each holder, and the fiduciary of any plan that is a holder, will be deemed to have represented and warranted on each day from and including the date of its purchase of the units (and the securities underlying such units) through and including the date of disposition of the satisfaction of its obligation under the purchase contract and the disposition of any such unit (and any security underlying such unit) either (i) that it is not a plan or (ii) that the acquisition, holding and the disposition of any unit (and any security underlying such unit) by such holder does not and will not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws unless an exemption is available with respect to such transactions and the conditions of such exemption have been satisfied.

        In addition, no plan will be permitted to participate in the remarketing program unless and until such plan provides the remarketing agent with assurances, reasonably satisfactory to the remarketing agent, that such participation in the remarketing program will not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws for which an exemption is not available.

        Any plan or other entity whose assets include plan assets subject to ERISA, Section 4975 of the Code or substantially similar federal, state or local law should consult their own ERISA and tax advisors and/or counsel regarding the consequences of an investment in the units (and the securities underlying such units).

        The sale of units (and the securities underlying such units) shall not be deemed a representation by Ameren that this investment meets all relevant legal requirements with respect to plans generally or any particular plan.

UNDERWRITING

        Ameren and the underwriters named below have entered into an underwriting agreement with respect to the units being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of units set forth in the following table.

Underwriters	Number of Units
Goldman, Sachs & Co.
Lehman Brothers Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.

Total	12,000,000

        The underwriters are committed to take and pay for all of the units being offered, if any are taken, other than the units covered by the option described below unless and until this option is exercised.

        If the underwriters sell more units than the total number set forth in the table above, the underwriters have an option to buy up to an additional 1,800,000 units from Ameren to cover such sales. The underwriters may exercise that option within 13 days of the date of this prospectus supplement. If any units are purchased pursuant to this option, the underwriters will severally purchase units in approximately the same proportions as set forth above.

        The following table summarizes the underwriting discounts and commissions to be paid to the underwriters by Ameren. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 1,800,000 additional units.

Paid by Ameren Corporation	No Exercise	Full Exercise
Per Unit	$	$
Total	$	$

        Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to    % of the stated amount per unit. Any such securities dealers may resell any units purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to    % of the stated amount per unit. If all the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The units are a new issue of securities with no established trading market. Ameren has been advised by the underwriters that the underwriters presently intend to make a market in the normal units but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the normal units.

        Ameren has agreed for a period of 90 days, subject to certain exceptions (including the concurrent offering of its common stock), and its senior executive officers have agreed for a period of 90 days, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933 relating to, shares of its common stock, securities convertible into or exchangeable or exercisable for any shares of its common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of its common stock, without the prior written consent of Goldman, Sachs & Co.

        In connection with this offering, the underwriters may purchase and sell the units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional units from us in the offering. The underwriter may close out any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through their option to purchase additional units from Ameren. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of units made by the underwriters in the open market prior to the completion of the offering.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased the units sold by or for the account of such underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the units. As a result, the price of the units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        Ameren estimates that its share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $            .

        This prospectus supplement and accompanying prospectus in electronic format will be made available on a web site maintained by Goldman, Sachs & Co. and may also be made available on web sites maintained by other underwriters. Other than this prospectus supplement and accompanying prospectus in electronic format, the information on any such web site, or accessible through any such web site, is not part of this prospectus supplement and accompanying prospectus. The underwriters may agree to allocate a number of shares for sale to their online brokerage account holders. Internet distributions will be allocated by Goldman, Sachs & Co. to underwriters that may make Internet distributions on the same basis as other allocations.

        This prospectus supplement, as amended or supplemented, and the accompanying prospectus may be used by the remarketing agent for remarketing of the senior notes at such time as is necessary.

        Ameren has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        From time to time, the underwriters and certain of their affiliates have engaged, and may in the future engage, in transactions with, including investment banking and commercial banking transactions, and perform services for, Ameren and its affiliates in the ordinary course of business. Goldman, Sachs & Co. and Lehman Brothers Inc. are also acting as underwriters for Ameren's concurrent offering of common stock.

LEGAL MATTERS

        The validity of the units will be passed upon for Ameren Corporation by Steven R. Sullivan, Esq., our Vice President, General Counsel and Secretary, and by Thelen Reid & Priest LLP, New York, New York. Certain legal matters relating to the units will be passed upon for the underwriters by Pillsbury Winthrop LLP, New York, New York. Pillsbury Winthrop LLP represents Ameren from time to time in connection with various other matters. Certain federal income tax matters will be passed upon for Ameren by Thelen Reid & Priest LLP.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

TABLE OF CONTENTS
Prospectus Supplement

12,000,000 Units

Ameren Corporation

% Adjustable Conversion-Rate Equity Security Units

Goldman, Sachs & Co.

Lehman Brothers

Banc of America Securities LLC

JPMorgan

QuickLinks

PROSPECTUS SUPPLEMENT SUMMARY
Ameren Corporation
Recent Development
Concurrent Offering
The Offering
The Offering - Explanatory Diagrams
Summary Financial Data
RISK FACTORS
Risk Factors Relating to Ameren
Risk Factors Relating to the Units
ACCOUNTING TREATMENT
USE OF PROCEEDS
CAPITALIZATION
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
DESCRIPTION OF THE EQUITY SECURITY UNITS
DESCRIPTION OF THE SENIOR NOTES
U.S. FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS